                        AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement"), dated effective as of July 1, 1998, is made among EVERGREEN RESOURCES, INC., a Colorado corporation (the "Borrower"), and HIBERNIA NATIONAL BANK, a national banking association, as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent"), and the bank or banks listed from time to time on SCHEDULE 1 hereto and on the signature pages hereof (one or more, the "Banks"), who agree as follows:

                                PRELIMINARY STATEMENT

     WHEREAS, the Borrower and Hibernia National Bank (the "Initial Bank") entered into an Amended and Restated Credit Agreement dated as of June 1, 1997 (the "Prior Credit Agreement"), which in turn was a renewal, increase, amendment and restatement of the line of credit under the Credit Agreement dated as of November 15, 1990, as amended by that certain letter agreement dated December 30, 1991, by that certain Second Amendment to Credit Agreement dated as of February 5, 1993, by that certain letter agreement dated February 11, 1993, by that certain Note Modification Agreement dated as of February 28, 1995, by that certain Note Modification Agreement dated as of March 31, 1995, by that certain Sixth Amendment to Credit Agreement dated as of April 26, 1995, and by that certain Seventh Amendment to Credit Agreement dated as of October 4, 1996; and

     WHEREAS, the Borrower and the Initial Bank desire to renew and increase the line of credit under said Prior Credit Agreement, and to provide for the participation by other banks in said line of credit on an agented credit basis, and in connection therewith to amend and restate said Prior Credit Agreement in its entirety.

     NOW, THEREFORE, in consideration of the premises, and the mutual agreements contained herein, the Borrower and the Initial Bank do hereby (i) agree that nothing in this Amended and Restated Credit Agreement shall constitute the satisfaction or extinguishment of the amount owed under the revolving promissory note issued under said Prior Credit Agreement, nor shall it be a novation of the amount owed under such revolving promissory note, and
(ii) amend and restate said Prior Credit Agreement in its entirety as follows:


                                   ARTICLE I

                                 GENERAL TERMS

     Section 1.1 TERMS DEFINED ABOVE. As Used in this Agreement, the terms "Agent", " Agreement", "Banks", "Borrower", "Initial Bank" and "Prior Credit Agreement" shall have the meanings indicated above.

     Section 1.2 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated (and as indicated by Section 9.14), unless the context requires a different meaning:

     "ADVANCES" shall mean the borrowings on the Closing Date under the Loan and all or any portion of such borrowings and reborrowings under the Loan so long as same remain outstanding and unpaid.

     "AMOUNT" shall mean fifty million ($50,000,000.00) dollars.

     "BORROWING BASE" shall mean, at any particular date, the dollar amount calculated as the loan value of the Collateral as determined by the Agent in its sole and absolute discretion based upon the Agent's customary standards and practices from time to time in effect with respect to secured oil and gas property lines, but with the consent of all the Banks as provided below in this definition. Any good faith determination by the Agent of the Borrowing Base shall be final and conclusive as to the Borrower. The Borrowing Base may be revised by Agent at any time to reflect changes in the Collateral or the occurrence of events or economic conditions or otherwise pursuant to Agent's customary standards and practices as such exist at that particular time, and further will be subject to scheduled semi-annual re-determinations during the term of this Loan (currently scheduled on or before April 30 and October 30 of each year). Each Borrowing Base determination of amortization/scheduled values over time shall be effective until redetermined by the Agent in accordance with this Agreement (or until the Maturity Date). Such redetermination by the Agent may lead to increased or decreased credit availability to the Borrower under the revised Borrowing Base schedule. The Agent shall give the Borrower written notice of each redetermined Borrowing Base schedule at least fifteen (15) days before such new Borrowing Base schedule is to become effective. Without limiting the Agent's discretion, the Agent may exclude, in its sole and absolute discretion, any property or portion of production therefrom from the Borrowing Base, at any time, because title information on, or the status of title to, such property is not reasonably satisfactory to Agent, such property is not Collateral, the Agent's lien or security interest therein is not first and prior to all others, or such property is not assignable. As of the Closing Date, the Borrowing Base is $50,000,000.00. Thereafter, the Agent shall make a preliminary re-determination of the Borrowing Base each April 30 and October 30 of each year (assuming timely delivery of requested information from the Borrower), and otherwise at such times as deemed appropriate by the Agent or the Required Banks (and as required by Section 3.3). The Agent promptly shall notify the Banks in writing of each such preliminary re-determination. Any Bank which has not notified the Agent in writing of its disapproval of any such preliminary re-determination of the Borrowing Base within ten (10) days of its receipt of such notice shall be deemed to have approved of such re-determination. Each re-determination of the Borrowing Base (increase or decrease) shall require the consent of all of the Banks. Upon approval of all the Banks of each redetermination, the Agent shall notify the Borrower as provided above.

     "BUSINESS DAY" shall mean (a) for all purposes other than as covered by clause (b) of this definition, a day other than a Saturday, Sunday or legal holiday for commercial banks in either New Orleans, Louisiana, or New York, New York, and (b) with respect to all requests, notices and determinations in connection with LIBO Rate Loans, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between banks for dollar deposits in the London interbank market.

     "CLOSING DATE" shall mean the date on which the initial Note is executed and delivered by the Borrower to the Initial Bank.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COLLATERAL" shall mean the properties described in the Collateral Documents described in Section 3.1(a) as primary security for the Indebtedness.

     "COLLATERAL DOCUMENTS" shall mean collectively the documents from time to time required by the Agent to obtain the security interest in the Collateral, or otherwise guarantee or secure the Indebtedness, or otherwise pertaining to this Agreement (including without limitation the letter of credit Applications described in Subsection 2.1(c) below) such existing documents being described in Article 3 hereof, as all such documents are amended, restated or renewed from time to time.

     "COMMITMENT LIMIT" shall mean, at any particular date, the LESSER of (a) the Amount or (b) the Borrowing Base then in effect.

     "COMMITMENTS" shall mean the commitments of each of the Banks for the Loan set forth on SCHEDULE 1 hereto as amended from time to time.

     "CONSOLIDATED ASSETS" shall mean, at any particular date, the sum, after eliminating inter-company items, of all assets of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP consistently applied.

     "CONSOLIDATED CURRENT ASSETS" shall mean, at any particular date, all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, and FURTHER including the unused and available portion of the Commitment Limit (equal to the Commitment Limit LESS the sum of the principal balance of unpaid and outstanding Advances and the total undisbursed amount of all standby letters of credit outstanding as of such date of determination).

     "CONSOLIDATED CURRENT LIABILITIES" shall mean, at any particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

     "CONSOLIDATED LIABILITIES" shall mean, at any particular date, the sum, after eliminating inter-company items, of all liabilities (including, without limitation, deferred taxes and minority interests) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP consistently applied.

     "CONSOLIDATED NET WORTH" shall mean, at any particular date, the number obtained by subtracting Consolidated Liabilities from the Consolidated Assets.

     "CONTRACTS" shall mean those agreements, contracts and other instruments to which the Borrower's interest in the oil, gas and mineral leases comprising the Collateral are subject.

     "DEBT" shall mean any and all amounts and/or liabilities owing from time to time by the Borrower (or, if applicable, another Person) to any Person, including the Agent or any of the Banks, direct or indirect, liquidated or contingent, now existing or hereafter arising, including without limitation
     (i) indebtedness for borrowed money or the deferred purchase price of property, (ii) unfunded portions of commitments for money to be borrowed;
     (iii) the amounts of all standby and commercial letters of credit and bankers acceptances, matured or unmatured, issued on behalf of the Borrower and, without duplication, all drafts drawn thereunder; (iv) guaranties of the obligations of any other Person, whether direct or indirect, whether by agreement to purchase the indebtedness of any other Person or by agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise; (v) indebtedness of the types described above secured by any Lien on any property owned by the Borrower, to the extent attributable to the Borrower's interest in such property, even though the Borrower has not assumed or become liable for the payment thereof personally; (vi) the present value of all obligations for the payment of rent or hire of property of any kind (real or personal) under leases or lease agreements required to be capitalized under GAAP, and (vii) trade payables and operating leases incurred in the ordinary course of business or otherwise.

     "DEFAULT" shall mean the occurrence of any of the events specified in
     Article 8 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

     "DEFAULT RATE" shall mean three (3%) percent per annum in excess of the Prime Rate from time to time in effect.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "EVENT OF DEFAULT" shall mean the occurrence of any of the events specified in Article 8 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

     "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

     "INDEBTEDNESS" shall mean any and all amounts, liabilities or obligations owing from time to time by the Borrower to the Agent or to all or any of the Banks pursuant to this Agreement, the Notes and the Collateral Documents (including attorneys' fees incurred in connection with the execution, enforcement or collection of the Borrower's obligations hereunder or thereunder or any part thereof), whether such amounts, liabilities or obligations be liquidated or unliquidated, now existing or hereafter arising.

     "INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement among the Initial Bank (as lender to Primero, Maverick and other Persons with Debt secured in part by a guaranty by Borrower secured by the Collateral but now subordinated by such document to the Indebtedness), the Agent and the Banks.

     "LIBO RATE" shall mean, during any Interest Period (as defined below) for any Advance, an interest rate per annum equal to (i) the Reserve Adjusted LIBO Rate (as defined below) PLUS the Applicable LIBO Rate Margin (as defined below). "RESERVE ADJUSTED LIBO RATE" shall mean with respect to each interest Period for a LIBO Rate Advance, an interest rate per annum equal to the quotient (converted to a percentage, rounded upward to the nearest whole multiple of 1/100 of 1% per annum) of (i) the rate per annum as determined by the Agent at or about 10:00 a.m. Central Time (or as soon thereafter as practicable) on the second Business Day prior to the first day of each Interest Period, to be the annual rate of interest for deposits in United States dollars for the selected Interest Period as shown on the Dow Jones Telerate Matrix page for British Bankers Association Interest Settlement Rates as of two Business Days prior to the first day of such Interest Period, divided by (ii) the remainder of 1.00 minus the LIBOR Reserve Requirement (as defined below), expressed as a decimal, for such Interest Period. "LIBOR RESERVE REQUIREMENT" shall mean for any day during an Interest period for any LIBO Rate Advance, that percentage which is specified by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for the Banks with respect to liabilities consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) with a maturity equal to such Interest Period. In determining this percentage, the Agent may use any reasonable averaging and attribution method. "INTEREST PERIOD" shall mean the period between the Business Day on which the LIBO Rate shall begin and the day on which the LIBO Rate shall end. The duration of each Interest Period for a LIBO Rate Advance shall be one (1) month, two
     (2) months or three (3) months, at the Borrower's election, subject to the following: (i) no Interest Period shall extend past the Maturity Date; (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, EXCEPT that if the next succeeding Business Day would occur in the next following calendar month, the last day of such Interest Period shall be shortened to occur on the next preceding Business Day; (iii) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and (iv) if the Borrower fails to designate an Interest Period, the Interest Period for a LIBO Rate Advance (recognizing that under Subsection 2.l(b) below the Banks are not obligated to make such a LIBO Rate Advance in the absence of such designation by the Borrower) shall be deemed to be one month until a different designation is made for a subsequent Interest Period. No Interest Period for a LIBO Rate Advance shall have a duration of less than one month, and if any such Interest Period would otherwise be a shorter period, the relevant Advance shall be a Prime Rate Advance during such period. The "APPLICABLE LIBO RATE MARGIN", shall mean the following per annum interest rate from time to time, determined for each fiscal quarter by reference to the Percentage Outstanding for the immediately prior fiscal quarter, in accordance with the following schedule:

                                       Applicable LIBO
     Percentage Outstanding              Rate Margin
     ----------------------            ---------------
          0-1/3                             1.38%
          1/3-2/3                           1.55%
          2/3 and above                     1.75%


     The Applicable LIBO Rate Margin shall remain fixed during each fiscal quarter of the Borrower's fiscal year, determined on the first day of each fiscal quarter depending upon the Percentage Outstanding for the immediately prior quarter. (During the first quarter of this Agreement, commencing July 1, 1998, the Applicable LIBO Rate Margin shall be 1.38%.) No more than four (4) LIBO Rate tranches at any one time are permitted for the Loan. The Borrower will comply with the provisions of ADDENDUM I hereto, relating to the LIBO Rate, which is an integral part of this Agreement. The LIBO Rate shall remain fixed for the duration of the LIBO Rate Interest Period selected and the Borrower shall not have the right to prepay Advances outstanding at the LIBO Rate prior to the end of the applicable LIBO Rate Interest Period.

     "LIEN" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including but no limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, servitudes, usufructs, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, the Borrower shall be deemed to be the owner of any property which it has accrued or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

     "LOAN" shall mean the line of credit and standby letters of credit described in Article 2 hereof.

     "MAVERICK" shall mean Maverick Stimulation Company, LLC, a Colorado limited liability company.

     "MATURITY DATE" shall mean July 1, 2001.

     "NOTE" shall mean the promissory notes executed by the Borrower, each substantially in the form of EXHIBIT A hereto, initially dated the Closing Date (and subsequently dated on the date that additional Banks become a party to this Agreement), payable to the order of each Bank in the amount of the Bank's Commitment, in representation of the Advances available to be made under the line of credit Loan, together with any and all amendments, modifications, extensions, renewals, increases or rearrangements thereof or therefor. (The initial Note dated the Closing Date payable to the order of the Initial Bank in the principal amount of $50,000,000.00 has been given in renewal, increase and extension of (but not in addition to) the indebtedness previously evidenced by the Borrower's Revolving Note dated June 19, 1997, payable to the order of the Initial Bank, in the principal sum of $30,000,000.00, which in turn had been given in renewal, increase and extension of (but not in addition to) the indebtedness previously evidenced by the Borrower's Revolving Note dated October 4, 1996, in the principal sum of $15,000,000.00, which in turn had been given in renewal, increase and extension of (but not in addition to) the indebtedness previously evidenced by the Borrower's Revolving Note dated April 26, 1995, in the principal sum of $7,500,000.00, which in turn had been given in renewal, increase and extension of (but not in addition to) the indebtedness previously evidenced by the Borrower's Revolving Note dated February 5, 1993, in the principal sum of $5,000,000.00, which in turn had been given in renewal, increase and extension of (but not in addition to) the indebtedness previously evidenced by the Borrower's Revolving Note dated November 15, 1990, in the principal sum of $3,500,000.00.)

     "PERCENTAGE OUTSTANDING" shall mean, for any fiscal quarter, the fraction obtained by dividing (x) the sum of the average unpaid and outstanding principal balance of the Notes plus the aggregate undisbursed amount of all standby letters of credit during such quarter, by (y) the average of the Commitment Limit for such quarter.

     "PERSON" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

     "PLAN" shall mean any plan subject to Title IV of ERISA and maintained by the Borrower, or any such plan to which the Borrower is required to contribute on behalf of its employees.

     "PRIME RATE" shall mean, at any particular date, (i) the rate of interest announced publicly by Citibank, N.A. (or its successor) in New York, New York from time to time as its base lending rate ("CITIBANK PRIME"), plus
     (ii) the Applicable Prime Rate Margin (as defined below). Without notice to the Borrower or other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said Citibank Prime shall fluctuate, with each such change in the Prime Rate to be effective as of the date of each change in such Citibank Prime. Citibank Prime is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by Citibank or by the Agent or any Bank. The "APPLICABLE PRIME RATE MARGIN" shall mean the following per annum interest rate from time to time, determined for any fiscal quarter by reference to the Percentage Outstanding during the immediately prior fiscal quarter, in accordance with the following schedule:

                                       Applicable Prime
     Percentage Outstanding              Rate Margin
     ----------------------            ---------------
          0-1/3                             0.00%
          1/3-2/3                           0.00%
          2/3 and above                     0.25%

     The Applicable Prime Rate Margin shall remain fixed during each fiscal quarter of Borrower's fiscal year, determined on the first day of each fiscal quarter depending upon the Percentage Outstanding for the immediately prior quarter. (During the first quarter of this Agreement, commencing July 1, 1998, the Applicable Prime Rate Margin shall be zero (0.00%) percent.) The Prime Rate shall be adjustable on a daily basis to reflect any changes in Citibank Prime, and further adjusted on a quarterly basis on the first day of each quarter to reflect any changes in the Applicable Prime Rate Margin.

     "PRIMERO" shall mean Primero Gas Marketing Company, a Colorado joint venture.

     "REQUIRED BANKS" shall mean Banks in the aggregate holding at least sixty-six and two-thirds (66 2/3%) percent of the aggregate unpaid principal amount of the Notes.

     "SUBSIDIARIES" shall mean at any date with respect to the Borrower (i) all the corporations of which the Borrower at such date, directly or indirectly, owns fifty (50%) percent or more of the outstanding capital stock (excluding directors' qualifying shares), and (ii) all the partnerships, limited liability companies or other Persons of which the Borrower at such date, directly or indirectly, owns fifty (50%) percent or more of the outstanding partnership, membership or other ownership or voting interest.

     Section 1.3 ACCOUNTING TERMS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP on a basis consistent (except for changes in accounting principles or practice approved by independent public accountants for the Borrower) with the most recent audited financial statements of the Borrower.

                                    ARTICLE 2

                                    THE CREDIT

     Section 2.1 LINE OF CREDIT (INCLUDING STANDBY LETTERS OF CREDIT). (a) LINE. Subject to and upon the terms and conditions contained in this Agreement, and relying on the representations and warranties contained in this Agreement, each Bank, severally, agrees to make a revolving line of credit available to the Borrower in the maximum aggregate principal amount equal to such Bank's Commitment set forth in SCHEDULE 1 hereto. The aggregate amount of all Advances, plus the undisbursed amount of all standby letters of credit permitted to be issued under Subsection 2.1(c) hereof, cannot exceed the Commitment Limit. The line of credit is represented by the Notes in the aggregate principal amount of the Amount, and individually in the principal amount of each Bank's commitment, payable to the order of the Banks. Principal and all accrued and unpaid interest on the line of credit shall be payable in full at maturity on the Maturity Date, after which no further Advances will be made.

     (b) INTEREST. The interest rate applicable to each Loan Advance beginning on the date such Advance is made shall be either (i) the Prime Rate, adjusted daily, or (ii) the LIBO Rate, adjusted on the first day of each LIBO Rate Interest Period and remaining fixed for the duration of the LIBO Rate Interest Period, selected at the Borrower's option by written notice to Agent in accordance with the terms hereof. Effective on the first day following the end of any LIBO Rate Interest Period, the Borrower may from time to time change the interest rate which is to apply to the Advances or a portion thereof (including any yet to be made Advance which is made on the effective date of the interest rate change) by notifying the Agent of the Borrower's desire to change the interest rate not less than three (3) Business Days prior to the date on which such change shall be effective. No more than four (4) LIBO Rate tranches and one Prime Rate tranche (all Prime Rate Advances constituting one tranche) shall be permitted for the Loan at any one time. In the absence of any timely specific interest rate election by the Borrower (as provided above in this Subsection 2.1(b) and in the definition of LIBO Rate), unless otherwise agreed by the Agent and all the Banks, an Advance (if outstanding as a LIBO Rate Advance) will be automatically converted into a Prime Rate Advance on the last day of the then current Interest Period for such Advance or (if not then outstanding) an Advance shall bear interest at the Prime Rate. The Borrower further will comply with the provisions of ADDENDUM I hereto, relating to the LIBO Rate, which is an integral part of this Agreement. Interest shall be payable (x) on Advances bearing interest at the Prime Rate monthly in arrears on the last day of each month, beginning July 31, 1998, and (y) on LIBO Rate Advances on the last day of each applicable Interest Period for each LIBO

Rate Advance. Payments may be debited from the Borrower's accounts at the Agent as provided in this Agreement.

     (c) LETTERS OF CREDIT. As a portion of the line of credit availability (and subject to the Borrowing Base and the other terms and conditions contained in this Agreement), the Initial Bank will issue standby letters of credit for the account of the Borrower (or any one or more of the Borrower's wholly-owned Subsidiaries from time to time in existence, including Evergreen Operating Company and Primero, so long as such entity is wholly-owned directly or indirectly) from time to time. The expiration of such letters of credit shall be on a Business Day not later than one year after issuance, and further shall not extend beyond the Maturity Date of the line of credit. The Borrower shall pay to the Agent, for disbursement in accordance with Section 9.1(a), a fee for each standby letter of credit in advance on the issuance date at the per annum rate of seven-eighths of one percent (0.875%) on the face amount of the letter of credit for the period from the date of issuance to the expiration date, plus the Borrower shall pay to the Agent, for the account solely of the Initial Bank, additional amounts customarily charged by the Initial Bank for the issuance and processing of letters of credit. Each letter of credit shall be issued not later than the close of the Initial Bank's business (Central Time) on the third (3rd) Business Day after receipt (including by facsimile pursuant to Section 10.1 hereof) by the Initial Bank of the Borrower's written application in substantially the form of the Initial Bank's then standard Application for Irrevocable Standby Letter of Credit and Letter of Credit Agreement, executed by the Borrower (by any one of the persons designated by the Borrower in writing to the Agent in accordance with the terms of Subsection 2.1(d) below). Such application and agreement shall be Collateral Documents under this Agreement, supplemental to and not in replacement of this Agreement and the other Collateral Documents, provided that in the event of a conflict between such application and agreement and this Agreement then this Agreement shall prevail (even if such application or agreement is executed later). In the event such written application is telecopied to the Initial Bank, the Initial Bank may but need not confirm such application before acting thereupon. The Initial Bank may rely fully and completely upon the authority of the signatory of such written application and the contents thereof unless such authority is terminated by written notice to the Initial Bank, and any such termination of authority shall be effective only prospectively. Such letters of credit will be documented on the Initial Bank's standard forms. No letter of credit will be issued if the face amount thereof plus the aggregate of all Advances then outstanding plus the aggregate undisbursed amount of all standby letters of credit then outstanding would exceed the Commitment Limit. Payment by the Initial Bank of a draw on a standby letter of credit, if not reimbursed in full on the same day by the Borrower, automatically (notwithstanding the limitation in Subsection 2.1(a) above) shall be an Advance as a part of the Loan bearing interest from the date of such draw at the Prime Rate.

Upon its issuance of any such letter of credit, the Initial Bank shall promptly notify each other Bank of such issuance. Immediately upon the issuance by the Initial Bank of any letter of credit, the Initial Bank shall be deemed to have sold and transferred to each other Bank and each such other Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Initial Bank, without recourse or warranty, an undivided interest and participation in such letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. The amount of such other Bank's participation shall be such other Bank's prorata portion (i.e., such Bank's Commitment as compared to the aggregate of the Commitments).

     In the event that the Initial Bank makes any payment under any letter of credit and the Borrower shall not have reimbursed such amount in full to the Initial Bank on the date of such payment, the Initial Bank shall promptly notify the Agent, which shall promptly notify each other Bank of such failure, and each other Bank shall promptly and unconditionally pay to the Initial Bank the amount of such other Bank's prorata portion (i.e., such Bank's Commitment as compared to the aggregate of the Commitments) of such unreimbursed payment in immediately available funds. If the Agent so notifies, prior to 11:00 a.m. (Central Time) on any Business Day, each Participant shall make such payment on such Business Day. The failure or refusal by any Bank to make reimbursement to the Initial Bank at the aforesaid time and place in the amount of its portion of such reimbursement shall not relieve any other Bank from its several obligation hereunder to make reimbursement to the Initial Bank in the amount of such other Banks portion of such requested reimbursement (but no Bank shall be responsible for the failure of any Bank to make reimbursement to the Initial Bank of such other Bank's portion of such requested reimbursement). If any Bank makes reimbursement to the Initial Bank of such amount on a date after the aforesaid date for reimbursement, such Bank shall pay to the Initial Bank on demand an amount computed on the basis set forth in Subsection 2.1(f) below (substituting such reimbursement due date for the Advance Date), which Subsection 2.1(f) shall be fully applicable to such failure.

     The obligations of the other Banks to make reimbursement payments to the Initial Bank with respect to letters of credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever. In determining whether to pay under any letter of credit, the Initial Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such letter of credit. Any action taken or omitted to be taken by the Initial Bank under or in connection with any letter of credit if taken or omitted in the absence of gross negligence or willful misconduct shall not create for the Initial Bank any resulting liability to the Borrower or any Bank.

     (d) REQUESTS. The Banks will make Advances to the Borrower from time to time on any Business Day in such amounts as the Borrower may have timely requested as provided in Subsection 2.1(e) up to the maximum amount provided in Subsection 2.1(a) above, and the Borrower may make borrowings, repayments and reborrowings in respect thereof. Requests for Advances must be made by the Borrower in writing to the Agent, by either certified or registered mail or by facsimile transmission in accordance with Section 10.1, the number of days before the Business Day for the Advance as provided in Subsection 2.1
(e). Such request shall be fully authorized by the Borrower if made by any one of the persons hereby designated by the Borrower as an authorized person: the President of Borrower or any other officer of the Borrower designated by the President in writing to the Agent in accordance with resolutions of the Board of Directors of the Borrower certified to the Agent. The Agent and the Banks may rely fully and completely upon the authority of the signatory of such request unless such authority is terminated by written notice to Agent, and any such termination shall be effective only prospectively. The credit advice resulting from the deposit of the proceeds of any disbursement in the Borrower's account with the Agent or the Agent's copy of any cashier's check representing all or any part of the proceeds of the disbursement shall be deemed prima facie evidence of the Borrower's Indebtedness to the Banks on the line of credit.

     (e) TIMING. Requests for Advances at the Prime Rate shall be made on written notice from the Borrower to the Agent, received by the Agent no later than 10:00 a.m. (Central Time) on the Business Day of such Prime Rate Advance specifying the amount thereof. Request for Advances at the LIB0 Rate shall be made on written notice from the Borrower to the Agent received by the Agent no later than 11:00 a.m. (Central Time) on the third (3rd) Business Day before such LIBO Rate Advance, specifying the amount thereof (including the amount of each Tranche, if more than one) and the LIBO Interest Period (or interest Periods, if more than one tranche). Each such written notice by the Borrower shall be irrevocable by the Borrower. The request for any Advance shall constitute a certification by the Borrower that all of the representations and warranties contained in Article 4 (other than those representations and warranties, if any, that are, by their specific terms, limited in application to a specific date) arc true and correct as of the date of such request and also as of the date of the Advance. The Agent shall promptly give each Bank notice of such proposed Advance.

     (f) FUNDING. Not later than 12:00 noon (Central Time) on the date of any Advance, each of the Banks shall make available to the Agent, in immediately available funds, the amount of such Bank's prorata portion (i.e., the percentage of its Commitment as compared to the aggregate of the Commitments) of the amount of the requested Advance. Upon receipt from each Bank of such amount, and upon fulfillment of the applicable conditions set forth in this Agreement in Article 7, the Agent (on behalf of the Banks) will make available to the Borrower the aggregate amount of such Advance in accordance with the further terms of this Section 2.1. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any date of an Advance the amount of its portion of the requested Advance shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's portion of any requested Advance (but no Bank shall be responsible for the failure of any Bank to make available to the Agent such other Bank's portion of any requested Advance).

     The Agent may, unless notified to the contrary by any Bank prior to the date of an Advance, assume that each Bank has made available to the Agent on such date of the applicable Advance the amount of each Bank's portion of the Advance to be made on such date, and the Agent shall, in reliance upon such assumption, make available to Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after the date of the applicable Advance, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount of such Bank's portion of such Advance, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such date of the Advance to the date on which the amount of such Bank's portion of such Advance shall become immediately available to the Agent, and the denominator of which is 365; PROVIDED, that if such Bank has not paid to the Agent such Bank's portion of the Advance by 12:00 noon (Central Time) on the third (3rd) Business Day after the Advance was made to the Borrower, then the interest rate in clause (i) above shall be the Prime Rate (adjusted daily) from and after such 2nd Business Day after the Advance was made until and including the date such Bank makes available to the Agent such Bank's portion of the Advance; PROVIDED, FURTHER, that if such Bank has not paid to the Agent such Bank's portion of the Advance by 12:00 noon (Central Time) on the fifteenth (15th) Business Day after the Advance was made to Borrower, then the interest rate in clause (i) above shall be the Prime Rate (adjusted daily) plus three (3.0%) percent per annum from and after such 15th Business Day after the Advance was made until and including the date such Bank makes available to the Agent such Bank's portion of the Advance. A statement of the Agent submitted to each Bank with respect to any amounts owing under this paragraph shall be PRIMA

FACIE evidence of the amount due and owing to the Agent by such Bank. If any Bank fails to pay to Agent its portion of any Advance within thirty (30) days after an Advance or if any Bank twice fails to timely make its portion of Advances to be made to the Borrower available to the Agent before 12:00 noon (Central Time) on the dates Advances are made to the Borrower (counting failures in reimbursement under Subsection 2.1(c) as a failure hereunder), then, if requested to do so by the Borrower or any other Bank or the Agent, such Bank shall sell all of its interests, rights and obligations under this Agreement (including all of its Commitment and its portion of the Loan at the time owing to it) and the Note held by it to another Bank or bank under
Section 9.6 hereof.

     Not later than 3:00 p.m. (Central Time) on the date property and timely requested for the Advance and upon fulfillment of the applicable conditions set forth in Article 7 of this Agreement, the Agent will make such Advance available to the Borrower in same day funds in the checking account maintained by the Borrower with the Agent and the credit advice resulting therefrom shall be mailed by the Agent to the Borrower.

     (g) MINIMUM. Notwithstanding anything in this Agreement to the contrary, the aggregate principal amount of all LIBO Rate Advances having the same interest period shall be at least equal to $100,000.00; and if any LIBO Rate tranche would otherwise be in a lesser principal amount for any period, such tranche shall bear interest at the Prime Rate during such period.

     Section 2.2 BUSINESS DAYS. If the date for any payment, prepayment or fee payment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement (unless otherwise provided herein) the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

     Section 2.3 PAYMENTS. The Borrower shall make each payment hereunder and under the Notes and any Collateral Documents in lawful money of the United States of America in same day funds to the Agent at its main office in New Orleans, Louisiana not later than 11:00 a.m. (Central Time) on the day when due, or such other place in the United States as designated in writing by the Agent. The Agent shall promptly send to each Bank by federal wire transfer its respective proportionate share of all amounts to which the Banks are entitled. The Borrower hereby authorizes the Agent to charge from time to time against the Borrower's accounts with the Agent any amount so due. At the time of making each payment hereunder or under the Note, the Borrower shall specify to the Agent the Advances or other amounts payable by the Borrower hereunder to which such payment is to be applied. In the event the

Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment as it my elect in its sole discretion (but in accordance with Section 2.9).

     Section 2.4 PREPAYMENT. (a) VOLUNTARY. The Borrower may prepay the Loan in full or in part at any time without payment of premium or penalty; provided, however, that (i) the Borrower shall give the Agent notice of each such prepayment of all or any portion of a LIBO Rate Advance no less than three (3) Business Days prior to prepayment, (ii) any LIBO Rate Advance may be prepaid only on the last day of the Interest Period for such LIBO Rate Advance, (iii) the Borrower shall give the Agent notice of each such prepayment of all or any portion of a Prime Rate Advance no less than one (1) Business Day prior to prepayment, (iv) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid, and (v) no such prepayment shall serve to postpone the repayment when due of any other Indebtedness.

     (b) MANDATORY. The Agent shall notify the Borrower of the result of each Borrowing Base redetermination by the Agent at least fifteen (15) days before such redetermined amount is to become effective. If at any time the outstanding principal balance of the Advances plus the aggregate undisbursed amount of all outstanding standby letters of credit under Subsection 2.1(c) shall exceed the Borrowing Base as established in the then effective Borrowing Base schedule, then within thirty (30) days after such excess occurs the Borrower shall (x) prepay the Advances (together with accrued interest on the amount to be prepaid to the date of payment) in an amount sufficient to reduce the Advances plus the aggregate undisbursed amount of all outstanding standby letters of credit to the Borrowing Base, and/or (y) execute, deliver and record such additional Collateral Documents pursuant to
Section 3.1(iii) sufficient to induce the Agent to make an increased redetermination of the Borrowing Base to an amount not less than the outstanding principal balance of the Advances plus the aggregate undisbursed amount of all outstanding standby letters of credit.

     Section 2.5 FEES. (a) The Borrower shall pay to the Agent, for disbursement in accordance with Section 9.1(a) hereof to the Banks, an unused facility fee quarterly in arrears on the first day of each calendar quarter (each January 1, April 1, July 1 and October 1 and, if different, on the Maturity Date for the period after the end of the previous quarter), on the following basis: on the first day of each calendar quarter, beginning July 1, 1998, the Borrower shall designate an amount for that quarter (the "Designated Availability"), not less than twenty-five million ($25,000,000.00) dollars and up to the Commitment Limit. So long as the sum of the outstanding principal balance of the Advances plus the aggregate undisbursed amount of all standby letters of credit under Subsection 2.1(c) outstanding during such quarter at no time exceeds the Designated Availability for such quarter, then the Borrower shall pay to the Agent a commitment fee for that quarter in the amount equal to the sum of
(x) one-half of one (0.50%) percent per annum on the average daily unused portion of the Designated Availability plus (y) one-eighth of one (0.125%) percent per annum on the difference between the average daily Commitment Limit and the Designated Availability. But if at any time during that quarter the sum of the principal balance of unpaid and outstanding Advances and the total undisbursed amount of all standby letters of credit outstanding as of such date of determination exceeds the Designated Availability, then the Borrower shall pay to the Agent a commitment fee for that quarter in the amount equal to one-half of one (0.50%) percent on the averaged daily unused portion of the Commitment Limit. For purposes hereof, the unused portion of the Commitment Limit shall be the Commitment Limit LESS the sum of the principal balance of unpaid and outstanding Advances and the total undisbursed amount of all standby letters of credit outstanding as of such date of determination, and the unused portion of the Designated Availability shall be the Designated Availability less the sum of the principal balance of unpaid and outstanding Advances and the total undisbursed amount of all standby letters of credit outstanding as of such date of determination. Such commitment fee shall be determined on the basis of a 360-day interest factor over the number of days in the actual calendar year (365 days or 366 days in a leap year). (The unused facility fee payable on July 1, 1998, shall be determined by using $20,000,000.00 as the amount of the Designated Availability, being the amount for the second calendar quarter of 1998 designated by the Borrower under the Prior Credit Agreement, and by using $30,000,000.00 as the amount of the Commitment Limit, being the amount under the Prior Credit Agreement (designated therein as the "Commitment Amount") (see Section 2.2.9 thereof).)

     (b) The Borrower shall pay to the Agent, for disbursement in accordance with Section 9.1(a) hereof to the Banks, on the Closing Date a nonrefundable loan origination fee equal to $50,000.00.

     (c) The Borrower shall pay to the Agent, for its own account, such fees as are agreed to in a separate agreement between the Borrower and the Agent with respect to the Agent's services provided hereunder and in connection herewith.

     (d) The Borrower agrees to reimburse the Agent quarterly in arrears on the last day of each quarter for the Agent's actual costs incurred during that quarter for the Agent's compliance with its environmental verification process in obtaining status reports or similar information from governmental agencies.

     Section 2.6 USE OF PROCEEDS. The Borrower shall use the proceeds of the Loan solely for the acquisition and development of its oil and gas properties and other corporate needs including working capital and the issuance of letters of credit.

     Section 2.7 ADDITIONAL REGULATORY COSTS. If any governmental authority, central bank, or other comparable authority shall at any time impose, modify or deem applicable any reserve (including without limitation any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Agent or any Bank, or shall impose on the Agent or any Bank any other condition affecting an Advance or the obligation of the Agent or any Bank to make an Advance; and the result of any of the foregoing is to increase the cost to the Agent or such Bank of making or maintaining the Advances to the Borrower, or to reduce the amount of any sum received or receivable by the Agent or any Bank under this Agreement or under the Notes by an amount deemed by the Agent or any Bank to be material, then, within sixty (60) days after demand by the Agent or such Bank, the Borrower shall pay to the Agent or such Bank, for the account of the Agent or such Bank, such additional amount or amounts as will compensate the Agent or such Bank for such increased cost or reduction. The Agent or such Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Agent or such Bank to compensation pursuant to this Section. A certificate of the Agent or such Bank claiming mining compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

     Section 2.8 DEFAULT RATE. Anything in the Notes or in any other agreement, document or instrument to the contrary notwithstanding, effective upon an Event of Default or upon the Maturity Date, the Agent and the Required Banks shall have the right to prospectively increase the interest rate under the Notes to the Default Rate until the Notes are paid in full. Upon the acceleration of the principal amount of the Indebtedness represented by the Notes, the Accelerated principal balance of the Loan shall bear interest from the date of acceleration up to the date of actual payments (as well after as before Judgment) at the Default Rate. All such interest at the Default Rate shall be payable upon demand.

     Section 2.9 APPLICATION OF PAYMENTS. Payments made under this Agreement, the Notes or the Collateral Documents, whether made when due or after foreclosure on Collateral, for application to the Indebtedness Shall be applied to the Indebtedness as follows:

     (i) To the Agent, with respect to fees and expenses accrued and outstanding (including without limitation reasonable attorneys' fees and expenses);

     (ii) To the Banks, ratably according to their Commitments, with respect to fees, expenses and late charges accrued and outstanding;

     (iii) To the Banks, ratably according to their Commitments, with respect to interest accrued and outstanding; and

     (iv) To the Banks, ratably according to their Commitments, with respect to principal amounts of the Loan due and payable.

Payment made pursuant to realization under the Collateral Documents are also subject to the Intercreditor Agreement.

     Section 2.10 SHARING OF PAYMENTS. If any Bank, whether by setoff or otherwise, has payment made to it upon its portion of the Loan, other than pursuant to Section 2.7 or ADDENDUM 1, in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the Loan held by the other Banks so that after such purchase each Bank will hold its ramble proportion of the Loan. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Indebtedness or such amounts which may be subject to setoff, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such Collateral ratable in proportion to their Commitment. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustment shall be made. However, nothing in this
Section 2.10 is intended, or shall be construed, to amend the provisions of or alter the application of the Intercreditor Agreement.

                                   ARTICLE 3

                          SECURITY FOR THE OBLIGATIONS

     Section 3.1 SECURITY. (a) The Loan shall be primarily secured by the following:

     (i) Mortgage, Deed of Trust, Assignment and Security Agreement and Financing Statement, with multiple amendments, modifications and supplements thereto, executed by the Borrower, granting a first priority mortgage, security interest and assignment of production in various COLORADO oil and gas properties in favor of Agent, for the ratable benefit of the Banks.

     (ii) UCC-1 Financing Statements executed by the Borrower filed in the State of Colorado.

     (iii) Additional properties of the Borrower acceptable to Agent and covered by Title Opinions in favor of Agent may be added to the Collateral and the Borrowing Base during the term of this Agreement pursuant to mortgages and other collateral documents in form and substance acceptable to Agent. The Borrower acknowledges that any such new properties to be added to the Borrowing Base (x) may be valued by Agent on Agent's then collateral value-to-loan value basis, and (y) require environmental reports.

     (iv) Additional properties of the Borrower required to be added to the Collateral during the term of this Agreement pursuant to Section 3.3.

     (b) The Borrower confirms that the Collateral Documents secure all of the Indebtedness to the Agent and to each of the Banks, as well other Debt of the Borrower to the Initial Bank. The Banks confirm the application of the Intercreditor Agreement to govern such other Debt (including without limitation the Borrower's guaranty agreements in favor of the Initial Bank covering the indebtedness of Maverick and Primero), the Indebtedness and the Collateral Documents.

     Section 3.2 CONFIRMATION. The Borrower hereby reaffirms its original intention as stated in the Collateral Documents that said Collateral Documents secure the Indebtedness as extended and renewed from time to time, including without limitation this Agreement and the Notes executed by the Borrower pursuant to this Agreement. The Borrower confirms and agrees that said Collateral Documents securing the Indebtedness, this Agreement and the Notes include without limitation the documents described in Section 3.1 (i) and (ii) above. The Borrower hereby ratifies and confirms in all respects the Collateral Documents, which remain in full force and effect in accordance with all of their terms, conditions and provisions in favor of the Agent, for the ratable benefit of the Banks.

     Section 3.3 ACQUISITION COLLATERAL. After each acquisition by the Borrower of any interest in oil, gas and other mineral properties involving an expenditure (in money or property) exceeding five million ($5,000,000.00) dollars (whether in one transaction or a series of related transactions), the Borrower at its expense will promptly, and in no event later than sixty (60) days after such acquisition, complete the execution and recordation of appropriate Collateral Documents in favor of the Agent, for the ratable benefit of the Banks, and the submission of Title Opinions in favor of the Agent reasonably acceptable to the Agent, covering all such acquired properties. Without limiting the foregoing, the Borrower, the Agent and the Banks further agree that if the Borrower completes the acquisition of its contemplated purchase of additional acreage in the Raton Basin from Amoco,
(i) the Borrower shall grant a Lien to the Agent, for the ratable benefit of the Banks, on such properties or interests as provided in the preceding sentence, and (ii) the Agent and the Banks shall then make a mandatory re-determination of the Borrowing Base. As Of the Closing Date, the Agent and the Banks do not intend that the working interest in the Raton Basin properties of Infinity, if acquired by Borrower, will be subject to this
Section 3.3.

                                   ARTICLE 4

                          REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and the Banks to enter into this Agreement, the Borrower represents and warrants to the Agent and the Banks (which representations and warranties will survive the extensions of credit under this Agreement) that:

     Section 4.1 EXISTENCE. (a) The Borrower is a corporation duly organized, legally existing and in good standing under the laws of its state of incorporation and is duly qualified as foreign corporation in all jurisdictions wherein the property it owns or the business it transacts make such qualification necessary and the failure to so qualify would have a material adverse effect on its financial condition, business or operations.

     (b) Each Subsidiary is duly organized and legally existing and (if applicable) in good standing under the laws of its state of organization and is duly qualified in all jurisdictions wherein the property it owns or the business it transacts make such qualification necessary and the failure to so qualify would have a material adverse affect on its financial condition, business or operations.

     Section 4.2 NAMES OF BORROWER. The Borrower has never done business under any name (including trade names) other than the name of the Borrower set forth above. The Borrower's federal employer identification number is 84-0834147 and location of its chief executive office is 1401 Seventeenth Street, Suite 1200, Denver, Colorado 80202.

     Section 4.3 BORROWER'S POWER AND AUTHORIZATION. The Borrower is duly authorized and empowered to execute, deliver and perform this Agreement, the Notes and the Collateral Documents executed by it. All corporate action (including all necessary shareholder action) on the part of the Borrower requisite for the due creation and execution of the Loan and this Agreement, the Notes and Collateral Documents have been duly and effectively taken.

     Section 4.4 REVIEW OF DOCUMENTS; BINDING OBLIGATIONS. The Borrower has reviewed this Agreement, the Notes and the Collateral Documents with counsel for the Borrower and has had the opportunity to discuss the provisions thereof with the Agent prior to execution. This Agreement, the Notes and the Collateral Documents constitute valid and binding obligations of the Borrower, enforceable in accordance with their terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

     Section 4.5 NO LEGAL BAR OR RESULTANT LIEN. This Agreement, the Notes and the Collateral Documents do not and will not violate any provisions of the Borrower's articles of incorporation or bylaws, will not violate any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, and will not result in the creation or imposition of any Lien upon any property of the Borrower other than as contemplated by this Agreement.

     Section 4.6 NO CONSENT. The Borrower's execution, delivery and performance of this Agreement, the Notes and the Collateral Documents do not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof, or any shareholder of the Borrower under any preferred stock or otherwise.

     Section 4.7 FINANCIAL CONDITION. All financial statements of the Borrower and any affiliates delivered to Agent and the Banks fairly and accurately present the financial condition of the parties for whom such statements are submitted and the financial statements of the Borrower and any affiliates have been prepared in accordance with GAAP consistently applied throughout the periods involved, and there are no contingent liabilities not disclosed thereby which would adversely affect the financial condition of Borrower or its affiliates. Since the close of the period covered by the latest financial statement delivered to the Agent with respect to Borrower and any affiliates, there has been no material adverse change in the assets, liabilities, or financial condition of Borrower or its affiliates. No event has occurred (including, without limitation, any litigation or administrative proceedings) and no condition exists or, to the knowledge of Borrower, is threatened, which (i) might render Borrower unable to perform its respective obligations under this Agreement, the Notes or the Collateral Documents, or (ii) would constitute a Default hereunder, or (iii) might adversely affect the financial condition of the Borrower or its affiliates or the validity or priority of the Lien of the Collateral Documents. The Borrower is solvent and has the ability to pay its debts when and as due.

     Section 4.8 TAXES AND GOVERNMENTAL CHARGES. The Borrower and its affiliates have filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied upon them or upon their respective property or income which are due and payable, including interest and penalties, or are contesting the same in good faith by appropriate proceedings and have provided adequate reserves for the payment thereof.

     Section 4.9 DEFAULTS. The Borrower is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower is a party or by which it is bound.

     Section 4.10 LIABILITIES AND LITIGATION. Except for liabilities incurred in the normal course of business, the Borrower and each Subsidiary does not have any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed in the most recent financial statements furnished to the Agent. Except as disclosed in the most recent financial statements furnished to the Agent, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting the Borrower or its properties or any Subsidiary or its properties which involves the possibility of any judgment or liability not fully covered by insurance which may materially and adversely affect the business or the property of such Person, or its ability to carry on business as now conducted.

     Section 4.11 MARGIN STOCK. None of the Loan proceeds will be used for the purpose of, and the Borrower is not engaged in the business of extending credit for the purpose of, purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. The Borrower is not engaged principally, or as one of the Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

     Section 4.12 UTILITY OR INVESTMENT COMPANY. The Borrower is not engaged in the generation, transmission, or distribution and sale of electric power; operation of a local distribution system for the sale of natural or other gas for domestic, commercial, industrial, or other use; ownership or operation of a pipeline for the transmission or sale of natural or other gas, crude oil or petroleum products; provision of telephone or telegraph service to others; production, transmission, or distribution and sale of steam or water; operation of a railroad; or provision of sewer service to others. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.13 COMPLIANCE WITH THE LAW. The Borrower and each Subsidiary
(i) is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which such Person or any of its property is subject; and (ii) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its property or the conduct of its business; in each case, which violation or failure could reasonably be anticipated to materially and adversely affect the business, prospects, profits, property or condition (financial or otherwise) of such Person.

     Section 4.14 ERISA. The Borrower is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of the Borrower.

     Section 4.15 OTHER INFORMATION. All information, reports, papers and data given to the Agent and the Banks by the Borrower pursuant to this Agreement and in connection with the Borrower's application for the Loan and the Initial Bank's commitment letter are accurate and correct in all material respects, and together constitute a complete and accurate presentation of all facts material thereto. All financial projections given to the Agent and the Banks were prepared in good faith based on facts and circumstances existing at the time of preparation and were believed by the Borrower to be accurate in all material respects. No information, exhibit or report furnished by the Borrower to the Agent and the Banks in connection with the negotiation of this Agreement contains any material misstatement of fact or fails to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

     Section 4.16 TITLE TO COLLATERAL. The Borrower has good and merchantable title to the Collateral, free of all Liens except those created in favor of the Agent, for the ratable benefit of the Banks, and those permitted by this Agreement in Section 6.2. The Collateral Documents constitute the legal, valid and perfected first Lien on the real property interests covered thereby, free of all Liens except those permitted by this Agreement in
Section 6.2. After giving effect to the Contracts, the net revenue interests of the Borrower in the Collateral are not less than those set forth in the Collateral Documents.

     Section 4.17 ENVIRONMENTAL MATTERS. No friable asbestos, or any substance containing asbestos deemed hazardous by federal or state regulations on the date of this Agreement, has been installed in any Collateral constituting real (immovable) property. Such property and the Borrower are not in violation of or subject to any existing, pending, or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any applicable laws pertaining to health or the environment (hereinafter sometimes collectively called "Applicable Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA"), and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to such property and known to the Borrower. No hazardous substances or solid wastes have been disposed of or otherwise released on or to such property. The terms "hazardous substance" and "release" as used in this Agreement shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, in the event that the laws of the State of COLORADO establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

     Section 4.18 GOVERNMENTAL REQUIREMENTS. Any Collateral constituting real (immovable) property is in compliance with all current governmental requirements affecting such property, including, without limitation, all current zoning and land use regulations, building codes and all restrictions and requirements imposed by applicable governmental authorities with respect to the construction of any improvements on such property and the contemplated use of such property.

     Section 4.19 CONTRACTS. The Contracts when considered as a whole do not materially affect the rights, benefits or security of the Agent and the Banks under the Collateral Documents.

     Section 4.20 SUBSIDIARIES. On the Closing Date, the Borrower has no direct Subsidiaries other than (i) Evergreen Operating Corporation, (ii) Evergreen Resources (UK) Ltd., and (iii) Powerbridge, Inc., and has no indirect Subsidiaries other than (x) Primero (indirectly through Evergreen Operating Corporation, and indirectly through PBI Gas Gathering Company, L.L.C., itself indirectly through Powerbridge, Inc.), and (y) PBI Fuels L.P., PBI Capital L.P., Raton Gas Company, L.L.C., and PBI Gas Gathering Company L.L.C. (all four indirectly through Powerbridge, Inc .).

     Section 4.21 CONTINUING ACCURACY. All of the representations and warranties contained in this Article or elsewhere in this Agreement shall be true through and until the date on which all obligations of the Borrower under this Agreement, the Notes and the Collateral Documents and any other documents executed in connection therewith are fully satisfied, and the Borrower shall promptly notify the Agent of any event which would render any of said representations and warranties untrue or misleading.

                                   ARTICLE 5

                              AFFIRMATIVE COVENANTS

     Unless the Agent's and the Required Banks' (or, if required by Section
10.4 hereof, all the Bank's) prior written consent to the contrary is obtained, the Borrower will at all times comply with the covenants contained in this Article 5, from the date hereof and for so long as any part of the Indebtedness is outstanding.

     Section 5.1 PERFORMANCE OF OBLIGATIONS. The Borrower will repay the Indebtedness according to the reading, tenor and effect of the Notes and this Agreement. The Borrower will do and perform every act required of it by this Agreement, the Notes or in the Collateral Documents at the time or times and in the manner specified.

     Section 5.2 FINANCIAL STATEMENTS AND REPORTS. The Borrower will furnish to the Agent from time to time:

     (a) ANNUAL REPORTS - as soon as available and in any event within one hundred ten (110) days after the close of each fiscal year of the Borrower, the audited consolidated balance sheet as of the end of such year, the audited consolidated statement of income for such year, the audited consolidated statement of reconciliation of capital accounts for such year, and the audited consolidated statement of cash flow for such year, each for the Borrower and its Subsidiaries (including Form 10-K), setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the unqualified opinions of an independent certified public accountant acceptable to the Agent.

     (b) QUARTERLY REPORTS - as soon as available and in any event within 60 days after the end of each fiscal quarter in each fiscal year of the Borrower, the unaudited balance sheet as of the end of such fiscal quarter, the unaudited statement of income for the period from the beginning of the fiscal year to the close of such fiscal quarter, and the unaudited statement of cash flow for such fiscal quarter and for the period from the beginning of the fiscal year to the close of such fiscal quarter, each for the Borrower and its Subsidiaries (including Form 10-Q), setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year. Such quarterly reports shall be accompanied by the certificates of compliance required by Section 5.3.

     (C) ENGINEERING REPORT - as soon as available and in any event by March 30 of each year, an annual independent third party engineering reserves and economic evaluation report covering the Borrower's oil or gas properties, with an effective date of January 1 of the current year, in form and substance acceptable to the Agent prepared by an independent firm acceptable to the Agent. Without limiting the foregoing sentence, such report shall include a discussion of assumptions as to engineering, pricing and expenses, and an economic evaluation together with the reserve value of each well of each property in which the Borrower owns an interest, and further categorized as Collateral or non-Collateral, and as Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, or Proved Undeveloped Reserves. (The Borrower acknowledges that the Agent reserves the right to determine the Borrowing Base based on Agent's own evaluations of rates, volumes, prices, assumptions and other factors regardless of this outside engineering data or then market prices.)

     (d) MONTHLY REPORTS - within 60 days after the end of each month, a monthly production tracking report pertaining to the Borrowing Base properties on a well by well basis in form acceptable to the Agent's Oil and Gas Appraisal Department, including production volumes and revenue and expense statements.

     (e) TITLE INFORMATION - promptly upon the Agent's or any Bank's request, detailed information concerning any and all requirements or exceptions set forth in any tide opinions concerning any of the Collateral.

     (f) AUDIT REPORTS - promptly upon receipt thereof, one copy of each other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Subsidiary.

     (g) ENVIRONMENTAL - (I) promptly upon receipt thereof, complete documentation pertaining to any fines levied during the prior year against the Borrower or any Subsidiary, or to the extent known and available to the Borrower against any other operator of any Collateral, for non-compliance with all applicable federal, state and local environmental laws and regulations; and (II) promptly upon learning thereof, notice of Borrower's acquisition of actual knowledge of the presence of any hazardous materials or solid wastes (as defined elsewhere in this Agreement) on or under any Collateral.

     (h) NOTICES - when required by the terms thereof, the notices required under Section 5.11.

     (i) OTHER INFORMATION - promptly upon the request of the Agent or any Bank, all regular budgets, well logs, core data, formation test data, well completion data, and such other financial, technical or other information regarding the business and affairs and financial condition of the Borrower and its Subsidiaries as the Agent or such Bank may reasonably request.

All balance sheets and other financial reports referred to above shall be in such detail as the Agent or the Required Banks may reasonably request and shall conform to the standards described in Section 1.3.

     Section 5.3 CERTIFICATES OF COMPLIANCE. Concurrently with the furnishing of the annual and quarterly financial information described above, the Borrower will furnish to the Agent, for distribution to the Banks, a certificate signed by the principal financial officer of the Borrower stating that the Borrower is in full compliance with all provisions of this Agreement and further stating that no Default occurred during such quarter (or if it did but no longer exists, the nature and duration thereof) and no Default then exists, or if a Default exists, the nature, period of existence and status thereof, and specifically demonstrating calculations showing the Borrower's compliance with the financial covenants in Sections 5.15, 5.16 and 5.17.

     Section 5.4 TAXES AND OTHER LIENS. The Borrower and its Subsidiaries will file all tax returns and reports required to be filed and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon them or upon their respective income or upon any of their respective property (including production, severance, excise and other taxes assessed against or measured by the production of, or the value or proceeds of production of, the Collateral) as well as all claims of any kind
(including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of their respective property; PROVIDED however, the Borrower or its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under GAAP (provided that such reserves may be set up under GAAP) and so long as the payment of same is not a condition to be met in order to maintain an oil, gas or mineral Lease in force.

     Section 5.5 MAINTENANCE AND COMPLIANCE. The Borrower will (i) maintain its corporate existence and rights and its current business operations, and cause each Subsidiary to in its corporate existence and rights (except with changes occurring after the Required Bank's prior written consent); (ii) observe and comply, and cause each Subsidiary to observe and comply, (to the extent necessary so that any failure will not materially and adversely affect the business of such Person) with all valid existing and future laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements (including without limitation applicable statutes, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations) of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic or foreign; and (iii) maintain and cause each Subsidiary to maintain its properties (and any property leased by or consigned to it or held under title retention or conditional sales contracts) in generally good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its properties to the extent necessary so that any failure will not materially and adversely affect the business of such Person.

     Section 5.6 FURTHER ASSURANCES. The Borrower at its expense will promptly (and in no event later than 30 days after written notice from the Agent is received) cure any defects, errors or omissions in the creation, execution, delivery or contents of this Agreement, the Notes or the Collateral
Documents, and execute and deliver to the Agent and the Banks upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in this Agreement, the Notes or in the Collateral Documents or to further evidence and more fully describe the Collateral (including without limitation any renewals, additions, substitutions, replacements or accessions to the Collateral), or to correct any omissions in the Collateral Documents, or more fully state the security obligations set out herein or in any of the Collateral Documents, or to perfect, protect or preserve any Liens and the priority thereof created pursuant to any of the Collateral Documents, or to make any recordings, to file any notices, or obtain any consents as may be necessary or appropriate in connection with the transactions contemplated by this Agreement.

     Section 5.7 REIMBURSEMENT OF EXPENSES. The Borrower will pay all reasonable legal fees and expenses incurred by the Agent and the Banks in connection with the preparation of this Agreement, the Notes and the Collateral Documents. The Borrower will, upon request promptly reimburse the Agent and the Banks for all amounts expended, advanced or incurred by the Agent and the Banks to satisfy any obligation of the Borrower under this Agreement, or to protect the property or business of the Borrower or to collect the Indebtedness, or to enforce the rights of the Agent and the Banks under this Agreement, the Notes and the Collateral Documents, which amounts will include all court costs, attorneys' fees and expenses, fees and expenses of engineers, auditors and accountants, and investigation expenses reasonably incurred by the Agent and the Banks in connection with any such matters, together with interest at the Default Rate on each such amount from the date that the same is expended, advanced or incurred by the Agent or such Bank until the date of reimbursement to the Agent or such Bank. The Borrower also agrees to pay, and to hold the Agent and the Banks harmless from any failure or delay in paying, all recording taxes, documentary stamp taxes or other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the Collateral Documents, or any modification thereof.

     Section 5.8 INSURANCE. The Borrower will maintain with financially sound and reputable insurers, insurance with respect to its Properties and businesses against such liabilities, casualties, risks and contingencies and in such types and amounts as are reasonably satisfactory to the Agent and customary in accordance with standard industry practice (for companies of similar size engaged in similar businesses and owning similar properties in the same general areas as the Borrower) or as more specifically provided in the Collateral Documents. Upon request of the Agent or any Bank, the Borrower will furnish or cause to be furnished to the Agent and the Banks from time to time a summary of the insurance coverage of the Borrower in form and substance satisfactory to the Agent and if requested will furnish the Agent original certificates of insurance and/or copies of the applicable policies.

     Section 5.9 ACCOUNTS AND RECORDS. The Borrower will keep books of record and accounts in which true and correct entries will be made as to all material matters of all dealings or transactions in relation to its business and activities, in accordance with GAAP, consistently applied except for changes in accounting principles or practices with which the independent public accountants for Borrower concur.

     Section 5.10 RIGHT OF INSPECTION. The Borrower will permit any officer, employee or agent of the Agent or any Bank to visit, inspect and test any of the property of the Borrower and its affiliates (including without limitation environmental site assessments), examine the books of record and accounts of the Borrower and its affiliates, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Borrower and its affiliates with the Borrower's officers, accountants and auditors, and the Borrower will furnish information concerning the Collateral, including schedules of all internal and third party information identifying the Collateral (such as, for example, lease and well names and numbers assigned by the Borrower or the operator of any mineral properties, division orders and payment names and numbers assigned by purchasers of the hydrocarbons, and internal identification names and numbers used by the Borrower in accounting for revenues, costs and joint interest transactions attributable to the mineral properties), all on reasonable notice, at such reasonable times without hindrance or delay and as often as the Agent or any Bank may reasonably desire. The Borrower will furnish to the Agent or any Bank promptly upon request and in the form and content specified by the Agent or such Bank lists of purchasers of hydrocarbons and other account debtors, schedules of equipment and other data concerning the Collateral as the Agent may from time to time specify.

     Section 5.11 NOTICE OF CERTAIN EVENTS. (a) The Borrower shall notify the Agent as soon as possible and in any event within five (5) days after any officer of the Borrower learns of the occurrence of any event which constitutes a Default, together with a detailed statement by the chief financial officer of the Borrower describing each such Default and the steps being or proposed to be taken to cure the effect of such Default.

     (b) The Borrower shall promptly notify the Agent of any change in location of the Borrower's principal place of business or the office where it keeps its records concerning accounts and contract rights, or a change in its name, federal taxpayer identification number or organizational status, or a change in the nature of the Borrower's business.

     (c) The Borrower shall promptly notify the Agent of the arising of any litigation or dispute threatened against or affecting the Borrower which, if adversely determined, would have a material adverse effect upon the financial condition or business of the Borrower. In the event of such litigation, the Borrower will cause such proceedings to be vigorously contested in good faith and, in the event of any adverse ruling or decision, the Borrower shall prosecute all allowable appeals. The Agent may (but shall not be obligated to), without prior notice to Borrower, commence, appear in, or defend any action or proceeding purporting to affect the Loan, or the respective rights and obligations of the Agent and the Banks and Borrower pursuant to this Agreement. The Agent may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses incurred in connection with such proceedings or actions, which Borrower agrees to repay to Agent upon demand.

     (d) The Borrower shall promptly notify the Agent of the occurrence of any material adverse change in the value of any oil or gas property included in the Borrowing Base.

     (e) The Borrower shall promptly notify the Agent upon the formation of each contract by Borrower or any Subsidiary to purchase or otherwise acquire or invest in any Person or the assets of any Person permitted by Section 6.5(b), and shall provide to Agent and the Banks such information and details pertaining thereto as the Agent or any Bank may reasonably request.

     (f) The Borrower shall promptly notify the Agent of each creation, acquisition, disposition, dissolution, merger or other change in the status of or addition or removal of any Subsidiary.

     (g) The Borrower shall promptly notify the Agent of each creation of Borrower's Debt pursuant to a guaranty by Borrower of the Debt of another Person permitted by Section 6.1(i), and shall provide to Agent and the Banks such information and details pertaining thereto as the Agent or any Bank may reasonably request, including without limitation the amount of Borrower's maximum exposure thereunder. The Borrower further shall promptly notify the Agent of any change in Borrower's maximum liability exposure thereunder, or of any other material change either in such guaranty Debt of Borrower or in the guaranteed Debt of such other Person. The Borrower further shall notify the Agent promptly after any officer of the Borrower learns of the occurrence of any event which constitutes a default under either such guaranty Debt of Borrower or such guaranteed Debt of such other Person.

     Section 5.12 ERISA INFORMATION AND COMPLIANCE. The Borrower will promptly furnish to the Agent (i) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created by the Borrower, and (ii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction," as such term is defined in
Section 4975 of the Code, in connection with any Plan or any trust created by the Borrower, a written notice signed by the president or the principal financial officer of the Borrower specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. The Borrower will comply with all of the applicable funding and other requirements of ERISA as such requirements relate to the Plans of the Borrower.

     Section 5.13 INDEMNIFICATION. (a) The Borrower will indemnify the Agent and the Banks and hold the Agent and the Banks harmless from claims of brokers with whom the Borrower has contracted in the execution hereof or the consummation of the transactions contemplated hereby. The Agent and each Bank, severally, will indemnify the Borrower from claims of brokers with whom the Agent or such Bank, respectively, has contracted in connection with the transactions contemplated hereby.

     (b) The Borrower will indemnify the Agent and the Banks and hold the Agent and the Banks harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses of whatever kind or nature which may be imposed on, incurred by or asserted at any time against the Agent and the Banks in any way relating to, or arising in connection with, the use or occupancy of any of the Collateral or any breach of any representation, warranty or covenant under the terms of this Agreement or the Collateral Documents.

     Section 5.14 ENVIRONMENTAL INDEMNITY. The Borrower shall defend, indemnify and hold Agent and each Bank and its respective directors, officers, agents and employees harmless from and against all claims, demands, causes of action, liabilities, losses, remedial costs, and expenses (including, without limitation, costs of suit, reasonable attorneys' fees and expense and fees and expenses of expert witnesses) arising from or in connection with (i) the presence on or under all Collateral constituting immovable (real) property of any hazardous substances or solid wastes (as defined elsewhere in this Agreement), or any releases or discharges of any hazardous substances or solid wastes on, under or from such property, or (ii) any activity carried on or undertaken on or off such property, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any officers, employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on such property, in connection with the handling, use, generation, manufacture, treatment, removal, storage, decontamination, clean-up, transport or disposal of any hazardous substances or solid wastes at any time located or present on or under such property. The foregoing indemnity shall further apply to any residual contamination on or under such property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such hazardous substances or solid wastes, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances. Without prejudice to the survival of any other agreements of the Borrower hereunder, the provisions of this Section shall survive the final payment of all Indebtedness and the termination of this Agreement and shall continue thereafter in full force and effect.

     Section 5.15 MINIMUM NET WORTH. The Borrower shall maintain at all times a Consolidated Net Worth in compliance with the following amounts: during 1998 the Borrower's Consolidated Net Worth shall not be less than fifty five million ($55,000,000.00) dollars. This minimum net worth requirement shall be re-set by the Agent annually after the end of each calendar year as to the amount to be met during the new calendar year, with the amount to be met during the new calendar year being increased (but not reduced) from the amount for the prior calendar year by the sum of (x) fifty percent (50%) of the Borrower's and its Subsidiaries' prior calendar year's net income on a consolidated basis PLUS (y) one hundred (100%) percent of the net proceeds from stock or other equity offerings of any nature by the Borrower or any Subsidiary.

     Section 5.16 CURRENT RATIO. The Borrower and its Subsidiaries shall maintain, on a quarterly basis as of the last day of each fiscal quarter, a current ratio of Consolidated Current Assets to Current Consolidated Liabilities of not less than 1.25 to 1.00.

     Section 5.17 MINIMUM INTEREST COVERAGE. The Borrower shall maintain, on a quarterly basis as of the last day of each fiscal quarter, a ratio (on a rolling four fiscal quarter basis) of EBITDA to Interest Expense during the four preceding fiscal quarters of not less than 2.50 to 1.00. For purposes of this Section, "EBITDA" shall mean, for each period of four preceding fiscal quarters, the sum of the Borrower's and its Subsidiaries' on a consolidated basis (i) net income for that period, PLUS (ii) any extraordinary loss and other expenses not considered to be operating in nature reflected in such net income, MINUS (iii) any extraordinary gain, interest income and other income not considered operating in nature reflected in such net income, PLUS (iv) depreciation, depletion, amortization and all other non-cash expenses for that period, PLUS (v) Interest Expense for that period, PLUS (vi) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period). For purposes of this Section, "INTEREST EXPENSE" shall mean, for each period of four preceding fiscal quarters, the sum of (x) all interest, fees, charges and related expenses payable (without duplication) for that period to a lender in connection with borrowed money or the deferred purchase price of assets that are considered "INTEREST EXPENSE" under GAAP, PLUS (y) the portion of rent paid or payable (without duplication) for that period under capital Lease obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

     Section 5.18 OPERATING ACCOUNT. The Borrower shall cause its Subsidiary, Evergreen Operating Company, to maintain an operating account with the Agent. Evergreen Operating Company may continue to maintain an operating account with its primary bank (Norwest Bank in Denver, Colorado).

                                  ARTICLE 6

                              NEGATIVE COVENANTS

     Unless the Agent's and the Required Banks' (or, if required by Section
10.4 hereof, all the Banks') prior written consent to the contrary is obtained, the Borrower will at all times comply with the covenants contained in this Article 6, from the date hereof and for so long as any part of the Indebtedness is outstanding.

     Section 6.1 DEBTS, GUARANTIES AND OTHER OBLIGATIONS. The Borrower will not incur, create, assure me or in any manner become or be liable in respect of any Debt direct or contingent, except for:

     (a) The Indebtedness to the Agent and Banks under this Agreement, the Notes and the Collateral Documents.

     (b) Debt under the Borrower's guaranty agreement for Debt owed by Maverick to Initial Bank, with Borrower's aggregate liability for the principal amount of such Debt of Maverick not to exceed five million ($5,000,000.00) dollars in the aggregate at any one time (recognizing that as of the Closing Date the Borrower's liability under such guaranty is limited to 51.6% of Maverick's Debt).

     (c) Debt under the Borrower's guaranty agreement for Debt owed by Primero to Initial Bank, with Borrower's aggregate liability for the principal amount of such Debt of Primero not to exceed twenty million ($20,000,000.00) dollars in the aggregate at any one time.

     (d) Customary trade payables or operating leases, and endorsements of negotiable instruments for deposit or collection, all from time to time incurred in the ordinary course of business.

     (e) Debt under operating agreements, unitization and pooling agreements and orders, farmout agreements and gas balancing agreements, in each case that are customary in the oil, gas and mineral production business and that are entered into in the ordinary course of business.

     (f) Taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor.

     (g) Debts for deposits hold in escrow are not commingled with Borrower's own funds.

     (h) Debts for deposits and advances received from other Persons in the ordinary course of business not to exceed $2,500,000.00 in the aggregate at any one time.

     (i) Debts for guaranty or guaranties by Borrower of the Debts of another Person or Persons (whether or not a Subsidiary) (other than the guaranties permitted by Subsections b and c above), with Borrower's aggregate liability for the principal amount of such other Person(s)' Debt not to exceed $5,000,000.00 in the aggregate at any one time. Debts for other business activities of Borrower not to exceed $2,000,000.00 in the aggregate at any one time.

     Section 6.2 LIENS. The Borrower will not create, incur, assume or permit to exist any Lien on any of its property now owned or hereafter acquired, except for:

     (a) Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor.

     (b) Liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not past due more than 30 days or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor.

     (c) Inchoate liens arising under ERISA to secure the contingent liability of the Borrower permitted by this Agreement.

     (d) The pledge of the Collateral and any other liens in favor of the Agent, for the ratable benefit of the Banks, to secure the Indebtedness of the Borrower to the Agent and the Banks, and securing the Debt to the Initial Bank under guaranty agreements permitted by
          Section 6.1 of this Agreement and the Intercreditor Agreement on a subordinated basis.

     (e) Minor imperfections of title or Liens that do not materially impair the development, operation or value of property in its intended use or the title thereto and which are of a nature generally existing with respect to properties of a similar character as the Collateral.

     (f) Royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure Debt for borrowed money and that are taken into account in computing the net revenue interests and working interests of the Borrower warranted in the Collateral Documents.

     (g) Operating agreements, unitization and pooling agreements and orders, farmout agreements, gas balancing agreements and other agreements, in each case that would be deemed customary by a reasonably prudent operator under circumstances prevailing in the oil gas and mineral production business in the general area of such portion of such property, and that are entered into in the ordinary course of business in good faith, and that Borrower determines in good faith to be necessary for or advantageous to the economic development or operation of such property.

     (h) Liens consented to in the Collateral Documents or as otherwise approved in writing by the Required Banks.

The inclusion of this Section 6.2 shall not constitute in any way an acknowledgment by the Agent and the Banks of the validity, legality, enforceability or binding effect on the Agent and the Banks of such Liens, the sole purpose of this provision being to provide that the existence of any such permitted Liens shall not in and of itself constitute an Event of Default under this Agreement.

     Section 6.3 INVESTMENTS, LOANS AND ADVANCES. The Borrower will not (directly or indirectly through any Subsidiary), and will not suffer any Subsidiary to, make or permit to remain outstanding any loans or advances or extension of credit to, or purchases or other acquisitions of the capital stock or obligations of, or other investments in, any Person, except for:

     (a) Investments in readily marketable direct obligations of or guaranteed by the United States of America or any agency thereof.

     (b) Investments in certificates of time deposit of maturities less than one year issued by the Agent or any Bank or by commercial banks of recognized standing organized under the laws of and operating in the United States of America or one of the

          States of the United States and having a combined paid-in capital and paid-in surplus of not less than $45,000,000.00 in the case of each such bank.

     (c)  Routine advances to employees made in the ordinary course of business.


     (d) Advances pursuant to operating agreements, unitization and pooling agreements and orders, farmout agreements and gas balancing agreements, in each case that are customary in the oil, gas and mineral production business and that are entered into in the ordinary course of business.

     (e) Acquisitions of the capital stock of the Borrower up to ten (10%) percent of outstanding shares in any one year period.

     (f)  Acquisitions expressly permitted by Section 6.5(b).

     (g) Investments specifically set forth in Section 4.20, and investment (by Borrower indirectly through wholly-owned entities, currently Powerbridge, Inc. and Raton Gas Company L.L.C.) of an ownership membership interest in Maverick.

     (h) Ownership of a wholly-owned (directly or indirectly) Subsidiary created after the Closing Date, the business of which new Subsidiary shall be and remain a well service and completion service company.

     Section 6.4 NATURE OF BUSINESS. The Borrower will not permit any material change to be made in the character of its business (directly or as carried on through Subsidiaries) as carried on at the date hereof (or as contemplated in Subsection 6.3(h) above).

     Section 6.5 MERGERS, CONSOLIDATIONS AND ACQUISITIONS. (a) The Borrower will not (directly or indirectly through any Subsidiary), and will not suffer a Subsidiary to, merge with or consolidate with any Person (whether or not such merger or consolidation requires any capital expenditures on the part of the Borrower), or acquire by Lease, purchase or otherwise all or substantially all of the assets of any Person.

     (b) However, nothing contained in this Section 6.5 or in Section 6.3 shall prohibit the Borrower (directly or indirectly through any Subsidiary) from acquiring oil, gas and other mineral properties, or from acquiring any Person owning or operating oil, gas and other mineral properties (including by merger so long as the Borrower is the surviving entity) or from investing in such a Person through the acquisition of a portion of the capital stock or other ownership interests of such a Person, in any such case in the ordinary course of business.

     Section 6.6 ERISA COMPLIANCE. The Borrower will not at any time permit any Plan maintained by it to engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code; incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or terminate any such Plan in a manner which could result in the imposition of a Lien on the property of the Borrower pursuant to Section 4068 of ERISA.

     Section 6.7 CHANGES. The Borrower will not without 30 days prior notice to the Agent change the location of any of its Collateral or of its chief executive office or change its name or taxpayer identification number.

     Section 6.8 SALES. The Borrower or any Subsidiary will not sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its property (whether now owned or hereafter acquired) to any Person. The Borrower or any Subsidiary will not sell, assign, lease or otherwise dispose of any of its property, business or assets (including without limitation accounts receivable and leasehold interests) whether now owned or hereafter acquired, except for (i) obsolete or worn out property disposed of in the ordinary course of business, provided that, if such property is to be replaced, the net cash proceeds of each such transaction are applied to obtain a replacement item or items within 120 days of the disposition thereof, (ii) oil, gas and other hydrocarbons sold in the ordinary course of business and in compliance with the terms of the Collateral Documents and this Agreement, (iii) assets (but not including Collateral) in any one year with an aggregate fair market value of less than $300,000.00 (not counting property covered by clauses (i) or (ii) above), and
(iv) Borrower's investment in the Chile concession.

     Section 6.9 AGREEMENTS. The Borrower will not enter into or be a party to any contract or agreement for the purchase of materials, supplies or other property or services if such contract or agreement shall require that the Borrower make payment for such materials, supplies or other property irrespective of whether delivery thereof is made or whether such services are rendered.

     Section 6.10 MANAGEMENT. The Borrower will not permit a change in the key management of the Borrower to occur (for purposes of this Section key management shall mean Mark Sexton as President).

                                   ARTICLE 7

                             CONDITIONS OF LENDING

     Section 7.1 CONDITIONS OF LENDING. The obligation of the Banks to make the Loan is subject to the accuracy of each and every representation and warranty of the Borrower contained in this Agreement, the absence of a Default or an Event of Default, and to the receipt of the following on or before the Closing Date in sufficient counterparts for each Bank (except for the Notes):

     (a) AGREEMENT. A duly executed counterpart of this Agreement signed by all the parties hereto.

     (b)  NOTES. The duly executed Notes signed by the Borrower.

     (c) GOOD STANDING. Certificate of good standing of the Borrower issued by the Secretary of State of Colorado.

     (d)  CORPORATE CERTIFICATE. A certificate of the secretary of the Borrower
          (i) setting forth resolutions of its board of directors in form and substance satisfactory to the Agents and Agent's counsel with respect to the unanimous authorization of this Agreement, the Notes and the Collateral Documents, (ii) attaching the articles of incorporation and bylaws of the Borrower, (iii) stating its Federal tax identification number, and (iv) setting forth the officers authorized to sign such instruments.

     (e)  FEES. Origination fee required by Section 2.5(b).

     (f) OPINION. Favorable legal opinion of counsel for the Borrower in form, scope and substance satisfactory to the Agent and Agent's counsel.

     (g) UPDATED COLLATERAL DOCUMENTS. Duly executed Fifth Amendment, Modification and Supplement to Mortgage, Assignment and Security Agreement and Financing Statement, and the related UCC-1 Financing Statement(s), and any other reasonably appropriate Collateral Documents, all in form and substance and in such number of counterparts as may be required by the Agent.

     (h) LIEN SEARCHES. Lien searches satisfactory to the Agent (UCC certificates from the Colorado Secretary of State and Las Animas County).

     (i) TITLE OPINIONS. Supplemental Title Opinions with respect to the Collateral, in form, scope and substance satisfactory to the Agent's counsel, which indicate the Borrower has good and marketable title to the interests in the Collateral in amounts not less than those specified in the Collateral Documents, subject to no Liens other than the Collateral Documents and those accepted by the Required Banks in writing (it is expressly acknowledged by the Borrower that the waiver by the Borrower of any title requirements contained in such title opinions (on the basis of the Borrower's business judgment) and agreement by the Banks to fund Advances shall not constitute a waiver by the

          Agent and the Banks of any of the representations or warranties of the Borrower contained herein).

     (j) INSURANCE. Satisfactory evidence of all insurance coverages relating to the Collateral and the Borrower.

     (k) ENVIRONMENTAL. Complete documentation pertaining to any previous fines relating to the Collateral levied against the Borrower of any operator of any Collateral for non-compliance with applicable federal, state and local environmental laws and regulations.

     In the event that the Agent and the Required Banks in their sole and absolute discretion waive the receipt of any items set forth above, the Borrower agrees that it nonetheless will promptly deliver such item to the Agent and the Banks upon request within the time period reasonably specified by the Agent.

     Although the Borrower will not have access to the increased Amount and Commitment Limit established by this Agreement until the conditions precedent in this Section 7.1 have been met (including without limitation until the Fifth Amendment to Mortgage is executed and recorded and the legal opinion and the supplemental title opinions have been delivered to the Agent), until such time as all those conditions precedent are met the Borrower may borrow up to the prior Commitment Limit of $30,000,000.00 established under the Prior Credit Agreement (designated therein as the "Commitment Amount"), so long as all the conditions and requirements otherwise established in this Agreement are met. The Borrower specifically acknowledges the deadline established in Section 7.3 for the satisfaction of such conditions precedent.

     Section 7.2 CERTIFICATION. The obligation of the Banks to make the Loan is further subject to the certification by the Borrower, which the Borrower hereby makes, that no Default or Event of Default exists, and that no material adverse changes (in the Agent's and the Required Banks' sole determination) in the Collateral or other assets, liabilities, financial conditions, business operations, affairs or circumstances of the Borrower or other facts, circumstances or conditions (financial or otherwise) upon which the Agent and the Banks have relied or utilized in making their decision to make this Loan have occurred from those reflected in the most recent financial statements furnished to the Agent prior to the Closing Date or otherwise existing at the time of the issuance of the Initial Bank's commitment letter.

     Section 7.3 POST-CLOSING ITEMS. The Borrower will furnish the Agent with an updated supplemental title opinion covering the Collateral confirming the recordation of the Agent's supplemental Collateral Documents, by AUGUST 15 1998.

     Section 7.4 EACH ADDITIONAL ADVANCE. The obligation of the Banks to make additional Advances on the line of credit or issue standby letters of credit is subject to the satisfaction of each of the following conditions:

     (a) Each of the representations and warranties of the Borrower contained in this Agreement shall be true and correct on and as of the date of each subsequent Advance or issuance, except as such representations and warranties relate to matters that are permitted by this Agreement.

     (b) At the time of such Advance or issuance, no Default shall have occurred and be continuing.

     (c) There shall have occurred no material adverse changes (in the Agent's and the Required Banks' sole determination), either individually or in the aggregate, in the assets, liabilities, financial condition, business operation, affairs or circumstances of the Borrower from those reflected in the most recent financial statements furnished to the Agent prior to the Closing Date, except to the extent that such changes are permitted by this Agreement.

                                    ARTICLE 8

                                     DEFAULT

     Section 8.1 EVENTS OF DEFAULT. Any of the following events shall be considered an "Event of Default" as that term is used herein:

     (a) PAYMENTS. The Borrower fails to make payment when due of any principal or interest installment on any Note or of any fee hereunder or in connection herewith to the Agent or any Bank.

     (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by or on behalf of the Borrower contained in this Agreement, the Notes or any of the Collateral Documents proves to have been incorrect in any material respect as of the date thereof, or any representation, statement (including financial statements), certificate or data furnished or made to the Agent or any Bank by any Person under this Agreement, the Notes or any of the Collateral Documents proves to have been untrue in any material adverse respect as of the date as of which the facts therein set forth were stated or certified, and which is not corrected within 30 days after the earlier of (i) notice thereof being given by the Agent to the Borrower (and such other Person if applicable) or (ii) such untruth (and the fact that it is an untruth) otherwise becoming known to the president or chief financial officer of the Borrower or other Person, as applicable.

     (c) SPECIFIC COVENANTS.The Borrower fails to observe or perform at any time any covenant or agreement contained in Section 5.6, Section 5.8,
          Section 5.15, Section 5.16, Section 5.17 or Article 6 of this
          Agreement.

     (d) COVENANTS. The Borrower or other Person (other than the Agent and the Banks) defaults in the observance or performance of any of the covenants or agreements contained in this Agreement, the Notes or any of the Collateral Documents to be kept or performed by the Borrower or such Person (other than a default under Subsections (a) through (c) hereof), and such default continues unremedied for a period of 30 days after the earlier of (i) notice thereof being given by the Agent to the Borrower or such Person, as applicable, or (ii) such default (and the fact that it is a default) otherwise becoming known to the resident or chief financial officer of the Borrower or other Person, as applicable.

     (e) OTHER DEBT TO AGENT OR BANK. The Borrower defaults in the payment of any Indebtedness to Agent or any Bank not covered under Subsection (a) hereof, or in the payment of any other Debt to the Agent or any Bank which is not Indebtedness (including without limitation under a guaranty agreement by Borrower for Debts owed to the Initial Bank by Maverick or Primero or any other Person) or in the observance or performance of any of the covenants, or agreements contained in any loan agreements, notes, leases, collateral or other documents relating to any other Debt of the Borrower to the Agent or any Bank which is not Indebtedness.

     (f) OTHER DEBT TO OTHER LENDERS. The Borrower defaults in the payment of any Debt due to any Person (other than the Agent and the Banks) (including without limitation under a guaranty agreement) beyond the period of grace, if any, provided with respect thereto, or in the observance or performance of any of the other covenants or agreements contained in any credit agreements, notes, leases, guaranty agreement, collateral or other documents relating to any Debt of the Borrower to any Person (other than the Agent and the Banks) if the effect of such default is to cause, or permit the holder or holders of such obligation (or the trustee or agent on behalf of such holder or holders) to be able to cause (whether or not so done), such obligation to become due prior to its stated maturity.

     (g) INVOLUNTARY BANKRUPTCY OR RECEIVERSHIP PROCEEDINGS. A receiver, conservator, liquidator or trustee of the Borrower, or of any of its property, is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Borrower under the Federal Bankruptcy Code; or the Borrower is adjudicated bankrupt or insolvent; or any material portion of the property of the Borrower is sequestered by court order and such order remains in effect for more than 60 days after the Borrower obtains knowledge thereof; or a petition is filed against the Borrower under any reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within 60 days.

     (h) VOLUNTARY PETITIONS. The Borrower files a case under the Federal Bankruptcy Code or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law.

     (i) ASSIGNMENTS FOR BENEFIT OF CREDITORS. The Borrower makes, an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of die Borrower or of all or any part of its property.

     (j) UNDISCHARGED JUDGMENTS. Judgment for the payment of money in excess of $500,000.00 (which is not covered by insurance) is rendered by any court or other governmental body against the Borrower, and the Borrower does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof, and within said 30-day period, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under GAAP.

     (k) ATTACHMENT. A writ or warrant of attachment or any similar process shall be issued by any court against all or any material portion of the property of the Borrower, and such writ or warrant of attachment or any similar process is not released or bonded within 60 days after its entry.

     (l) CONDEMNATION. The Collateral, or any substantial portion thereof, is condemned or expropriated under power of eminent domain by any legally constituted governmental authority.

     (m) PRIMERO. An Event of Default (as defined therein) shall occur under the Loan Agreement dated as of June 1, 1998, between Primero and the Initial Bank, as amended, modified or supplemented from time to time (which Loan Agreement is guaranteed by the Borrower pursuant to a Guaranty Agreement of even date therewith, as amended or replaced from time to time); or a default shall occur under the Master Equipment Lease Agreement dated April 30, 1996 between Primero and the Initial Bank, and any schedules pertaining thereto and any amendments, modifications or supplements thereto from time to time (which lease is guaranteed by the Borrower pursuant to a Continuing Guaranty dated as of April 30, 1996, as amended heretofore and as amended or replaced from time to time).

     Section 8.2 REMEDIES. (a) Upon the happening of any Event of Default specified in the preceding Section (other than Subsections (g) or (h) thereof), (i) all obligations, if any, of the Agent or the Banks to make Advances to the Borrower or issue standby letters of credit at the request of the Borrower shall immediately cease and terminate, and (ii) the Agent shall at the direction, or may with the consent, of the Required Banks by written notice to the Borrower declare the entire principal amount of all Indebtedness then outstanding including interest accrued thereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

     (b) Upon the happening of any Event of Default specified in Subsections
(g) or (h) of the preceding Section, (i) all obligations, if any, of the Agent or the Banks to make Advances to the Borrower or issue standby letters of credit at the request of the Borrower shall immediately cease and terminate, and (ii) the entire principal amount of all Indebtedness then outstanding including interest accrued thereon shall, without notice or action by the Agent, be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

     (c) In furtherance of the foregoing, to the extent any standby letters of credit are outstanding upon the happening of any Event of Default, the Agent may by written notice to the Borrower require the Borrower to pay to the Agent immediately on such demand the full undisbursed amount of such letters of credit, with interest thereon from demand until paid at the Default Rate (notwithstanding any interest rate provision to the contrary in any letter of credit application or agreement between Borrower and the Initial Bank, even if executed after this Agreement), such amount to be held by the Agent as collateral for the payment of such letters of credit.

     (d) In addition to the foregoing, the Agent may exercise any of the rights and remedies established in the Collateral Documents or avail itself of any other rights and remedies provided by applicable law. Furthermore, upon the happening of any Event of Default and demand by the Agent, the Borrower shall execute and deliver such division orders, transfer orders or letters in lieu thereof in form and substance satisfactory to the Agent covering all properties subject to the Collateral Document providing for the payment of all proceeds of production therefrom directly to the Agent.

     Section 8.3 SET-OFF. Upon the occurance of any Event of Default, the Agent and the Banks shall have the right to set-off any funds of the Borrower in the possession of the Agent or such Bank against any amounts then due by the Borrower to the Agent or the Banks pursuant to the Agreement (with the exception of funds deposited in accounts in trust for third parties and so identified to the depositary, or funds deposited in pension accounts, IRAs, and Keogh accounts). The Borrower agrees that any holder of a participation in any Note may exercise any and all rights of counter-claim, set-off, banker's lien and other liens with respect to any and all monies owing by Borrower to such holder as fully as if such holder of a participation or a holder of a note in the amount of such participation.

     Section 8.4 MARSHALING. The Borrower shall not at any time hereafter assert any right under any law pertaining to marshaling (whether of assets or liens) and the Borrower expressly agrees that the Agent may execute or foreclose upon the Collateral Documents in such order and manner as the Agent, in its sole discretion, deems appropriate.

                                   ARTICLE 9

                                   THE AGENT

     Section 9.1 APPOINTMENT AND AUTHORIZATION. (a) Each Bank irrevocably appoints and authorizes the Agent to receive all payments of principal, interest, fees and other amounts payable by the Borrower under this Agreement and to remit same that is payable to the Banks immediately to the Banks, to disburse the Advances from the Banks, and to take such action and to exercise such powers under this Agreement, the Notes, and the Collateral Documents as are delegated to the Agent by the Banks from time to time. The Agent shall promptly distribute to the Banks upon receipt all payments and prepayments of principal, interest, fees and other amounts paid by the Borrower under this Agreement that is payable to the Banks, in proportion to the Banks' Commitments. Similarly, the Banks shall be obligated to fund Advances in proportion to their Commitments. The Agent may resign at any time by written notice to the Banks; the successor Agent shall be selected by the Required Banks from among the remaining Banks.

     (b) Each Bank irrevocably appoints and authorizes the Agent to hold this Agreement and the Collateral Documents (but not the Notes, which will be held by the respective Banks), and to take such action and exercise such powers under this Agreement, the Notes and the Collateral Documents as are delegated to the Agent by the Banks from time to time. Any requests by the Borrower for consent by the Banks or waiver or amendment of provisions of this Agreement shall be delivered by the Borrower to the Agent, but favorable action on such requests shall require the approval of the Required Banks or all of the Banks, as the case may be.

     Section 9.2 AGENT'S RELIANCE. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it under or in connection with this Agreement, the Notes or the Collateral Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (i) may treat the payee of any of the Notes as the holder thereof until the Agent receives written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to the Agent;
(ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement, the Notes and the Collateral Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Notes or the Collateral Documents (except receipt of items expressly required to be delivered to the Agent hereunder), or to inspect any property (including the books and records) of the Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Notes or the Collateral Documents;

and (vi) shall incur no liability under or in respect to this Agreement, the Notes or the Collateral Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. The Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement. The Agent shall not have any implied duties to the Banks, or any obligation to the Banks to take any action under this Agreement, the Notes, the Collateral Documents or the Intercreditor Agreement except any actions specifically provided by such documents to be taken by it.

     Section 9.3 ACTS BY AGENT AFTER DEFAULT, ETC. In the event that the Agent shall have been notified in writing by any of the Borrower or the Banks of any Event of Default (or in the event that the officer of the Agent responsible for the Borrower' account obtains actual knowledge of an Event of Default), the Agent (i) shall immediately notify the Banks; (ii) shall take such action and assert such rights under this Agreement as it is expressly required to do pursuant to the terms of this Agreement with the consent of or direction by the Required Banks; (iii) may take such other actions and assert such other rights as it deems advisable, in its discretion, for the protection of the interests of the Banks pursuant to applicable laws with the consent of the Required Banks; and (iv) shall inform all the Banks of the taking of action or assertion of rights pursuant to this Section. Each Bank agrees with the Agent and the other Banks that the decisions and determinations of the Required Banks in enforcing this Agreement, the Notes and the Collateral Documents and guiding the Agent in those matters shall be binding upon all the Banks, including without limitation authorizing the Agent at the pro rata expense of all the Banks (to the extent not reimbursed by the Borrower) to retain attorneys to seek judgment on this Agreement, the Notes and the Collateral Documents. Each Bank agrees with the other Banks that it will not, without the consent of all the other Banks, separately seek to institute any legal action with respect to the Loan. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any Collateral Document or the Intercreditor Agreement in accordance with written instructions signed by the Required Banks (or, where required, all the Banks), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all of the holders of Notes, provided however that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or the Intercreditor Agreement or applicable law.

     Section 9.4 BANK CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

Each Bank also acknowledges that it will, independently and without reliance upon the Agent, or any other Bank and based on such documents and information AS it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the Notes and the Collateral Documents.

     Section 9.5 AGENT. The Agent shall have the same rights and powers under this Agreement, the Notes and the Collateral Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Agent in its individual capacity. The Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower and its Subsidiaries as if the Agent were not the Agent and without any duty to account therefor to the Banks. The Banks acknowledge that the Intercreditor Agreement shall govern the relationship between the Initial Bank, the Agent and the Banks with respect to loans made by the Initial Bank to Primero, Maverick and other Persons secured at least in part by a guaranty by the Borrower secured by the Collateral.

     Section 9.6 ASSIGNMENTS AND PARTICIPATIONS. (a) No Bank may assign to any other Person any portion of its interests, rights and obligations under this agreement (including, without limitation, any portion of its, Commitment or the Loan at the time owing to it and Note held by it) unless each of the following conditions is or has been satisfied: (i) the Agent has given its prior written consent (which consent will not be unreasonably withheld), (ii) the Borrower has given its prior written consent (which consent will not be unreasonably withheld), (iii) each such assignment is of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (iv) the assignment is for a Commitment of $5,000,000.00 or more., (v) the parties to such assignment have executed and delivered to the Agent an Assignment and Acceptance, substantially in the form of EXHIBIT B hereto (the "ASSIGNMENT AND ACCEPTANCE"), together with any Note subject to such assignment, one or more signature pages to this Agreement containing the signature of the assignee, one or more signature pages to the Intercreditor Agreement containing the signature of the assignee, and (following the Effective Date, as defined in the applicable Assignment and Acceptance) payment by the assignee to the Agent for its own account of an assignment administration fee in the amount of $3,500.00, (vi) either the assignor or assignee shall have paid the Agent's reasonable costs and expenses (including without limitation attorneys' fees and expenses) in connection with the assignment, (vii) the Agent shall have delivered to the Borrower a fully executed copy of such Assignment and Acceptance, and (viii) the assignee is (A) a state or national commercial bank located in the United States or (B) a bank organized under a jurisdiction other than the United States, provided that such foreign bank has provided the Agent and the Borrower with forms prescribed by the Internal Revenue Service certifying as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder, and provided further that such foreign bank shall not transfer its interests, rights and obligations under this Agreement to any affiliate of such foreign bank unless such affiliate provides the Agent and the Borrower with the aforesaid tax forms. Upon satisfaction of each of the foregoing conditions and upon acceptance and notation by the Agent, from and after the Effective Date specified in each Assignment and Acceptance, which Effective Date shall be at least five (5) Business Days after the execution thereof,
(x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank, and (y) the assigning Bank shall, to the extent provided in such assignment, be released from its obligations under this Agreement. Notwithstanding the foregoing, the restrictions contained above in this Subsection 9.6(a) shall not apply to assignments to any Federal Reserve Bank, and the conditions set forth in clauses (i) and (ii) above shall not apply to assignments by any Bank to any Person which controls, is controlled by, or is under common control with, or is otherwise substantially affiliated with that Bank.

     (b) Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment together with any Note subject to such assignment and the written consent of the Agent and the Borrower to such assignment, the Agent shall give prompt notice thereof to the Borrower and the Banks. Within five (5) Business Days after receipt of such notice, the Borrower at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such assignee(s) in an amount equal to the mount assumed by such assignee(s) pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in the form of the assigned Note. The surrendered Note shall be canceled and returned to the Borrower. The Agent shall have the right to substitute a revised SCHEDULE 1 hereto to reflect the respective Commitments following each such assignment.

     (c) Each Bank, without the consent of the Agent or the other Banks but with the prior written consent of the Borrower (which consent will not be unreasonably withheld), may sell participations to one or more banks or other financial institutions (and such bank or banks or financial institution or financial institutions shall be bound by the terms of this Agreement, including without limitation this Section 9-6) in all or a portion of the Loan (including its Commitment) under this Agreement; PROVIDED that the selling Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower relating to the Loan and that the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of this Agreement shall be the right to approve waivers, amendments, or modifications which require the consent of all of the Banks as provided in Section 10.4 hereof.

     Section 9.7 INDEMNIFICATION OF THE AGENT. The Banks ratably (computed by reference to each Bank's respective Commitment) shall indemnify the Agent, its respective affiliates and the respective shareholders, directors, officers, employees, agents and counsel of the foregoing (each an "AGENT INDEMNITEES") and hold each Agent Indemnitee harmless from and against any and all claims (whether groundless or otherwise), liabilities, losses, damages, costs and expenses of any kind (including, without limitation, (i) the reasonable fees and disbursements of counsel and (ii) any expenses for which the Agent has not been reimbursed by the Borrower as required by this Agreement) which may be incurred by such Agent Indemnitee arising out of or related to this Agreement or the transactions contemplated hereby, or the Agent's actions taken hereunder; PROVIDED that no Agent Indemnitee shall have the right to be indemnified hereunder for such Agent, Indemnitee's own gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or to the extent that such claim relates to the breach by such Agent Indemnitee of its obligations under this Agreement. The foregoing shall survive the termination of this Agreement.


                                  ARTICLE 10

                                 MISCELLANEOUS

     Section 10.1 NOTICES. Any notice or demand which, by provision of this Agreement, is required or permitted to be given by one party to the other party hereunder shall be given by (i) deposit, postage prepaid, in the mail, registered or certified mad, or (ii) delivery to a recognized express courier service, or (iii) delivery by hand, or (iv) transmitted by facsimile machine, in each case addressed (until another address or addresses is given in writing by such party to the other party) as follows:

          If to Borrower:     Evergreen Resources, Inc.
                              1401 Seventeenth Street, Suite 1200
                              Denver, Colorado 80202

                              Attention: Mr. Mark Sexton
                                             and
                                         Mr. Kevin Collins

                              Facsimile Number:(303) 298-7800

          If to Agent:        Hibernia National Bank
                              P. 0. Box 61540
                              New Orleans, Louisiana 70161

                                      or

                              313 Carondelet Street
                              New Orleans, Louisiana 70130

                              Attention: Manager
                                         Energy/Maritime
                                         Department

                              Facsimile Number: (504) 533-5434

          If to Banks:        At the addresses set forth on SCHEDULE 1 hereto.

All notices sent by facsimile transmission shall be deemed received by the addressee upon the transmitter's receipt of acknowledgement of receipt from the offices of such addressee, PROVIDED that properly addressed hard copy is put in the mail with sufficient postage within twenty-four (24) hours of transmission.

     Section 10.2 ENTIRE AGREEMENT. This Agreement, the Notes and the Collateral Documents, together with the letter agreement referred to in
Section 2.5(c), set forth the entire
agreement between the Borrower and the Agent and the Banks with respect to the Indebtedness, and supersede all prior written or oral understandings with respect thereto; provided, however, that all written and oral representations, warranties and certifications made by the Borrower to the Agent and the Banks with respect to the Indebtedness and the security therefor shall survive the execution of this Agreement. The Borrower is not relying on any representation by the Agent, any of the Banks or any representative thereof, and no representation has been made, that the Agent or any Bank will, at the time of a Default or any other time, waive, negotiate, discuss or take or refrain from taking any action with respect to such Default.

     Section 10.3 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each and all promissory notes or security instruments hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Notes.

     Section 10.4 AMENDMENT. No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Banks shall be effective unless the same shall be in writing and signed by the Borrower, the Agent and the Required Banks; PROVIDED, that without the written consent of all of the Banks, no amendment or waiver to this Agreement, any Note or any Collateral Document shall (i) change the scheduled payment dates or maturity of the Loan, or (ii) change the principal of or the rate or time of payment of interest or any premium payable with respect to any Note, or (iii) increase the Commitments, or permit the Borrower to assign its rights hereunder, or (iv) release the Borrower, or affect the time, amount or allocation of any required prepayments, or (v) effect the release of any Collateral (other than as expressly permitted in the Collateral Documents) or any guarantor of the Indebtedness or subordinate the rights of the Agent and the Banks with respect to Collateral, or (vi) alter the requirement for all of the Banks to agree on each determination of the Borrowing Base; or (vii) reduce the proportion of the Required Banks required with respect to any consent, or (viii) change the definition of Required Banks or amend this Section 10.4. No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision of this Agreement relating to the Initial Bank issuing letters of credit shall be effective without the written consent of such Initial Bank. However, the Agent may waive or reduce payment of the fee required under clause (v) of Subsection 9.6(a) without obtaining the consent of any of the Banks.

     Section 10.5 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement, the Notes or the Collateral Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Notes or the Collateral Documents.

     Section 10.6 SURVIVAL OF AGREEMENTS. All representations and warranties of the Borrower herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

     Section 10.7 WAIVERS. No course of dealing on the part of the Agent, any Bank or its respective officers, employees, consultants or agents, nor any failure or delay by the Agent or any Bank with respect to exercising any of their rights, powers or privileges under this Agreement, the Notes or the Collateral Documents, shall operate as a waiver thereof.

     Section 10.8 CUMULATIVE RIGHTS. The rights and remedies of the Agent and the Banks under this Agreement, the Notes and the Collateral Documents shall be cumulative, and the exercise or partial exercise of any such right, or remedy shall not preclude the exercise of any other right or remedy.

     Section 10.9 TIME OF THE ESSENCE. Time shall be deemed of the essence with respect to the performance of all of the terms, provisions and conditions on the part of the Borrower, the Agent and the Banks to be performed hereunder.

     Section 10.10 SUCCESSORS AND ASSIGNS. All covenants and agreements made by or on behalf of the Borrower, the Agent or the Banks in this Agreement, the Notes and the Collateral Documents shall bind their successors and assigns and shall inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under this Agreement, and any assignment by any Bank must be made in compliance with
Section 9.6.

     Section 10.11 RELATIONSHIP BETWEEN THE PARTIES. The Relationship between the Agent and the Banks, on the one hand, and the Borrower on the other, shall be solely that of lender and borrower, and such Relationship shall not, under any circumstances whatsoever, be construed to be a joint venture, joint adventure, or partnership. Neither the Agent nor any Bank has any fiduciary obligation to the Borrower, any Subsidiary or any guarantor with respect to this Agreement or the transactions contemplated hereby.

     Section 10.12 LIMITATION OF LIABILITY. This Agreement, the Notes and the Collateral Documents are executed by officers of the Agent and the Banks, and by acceptance of the Loan, the Borrower agrees that for the payment of any claim or the performance of any obligations hereunder resulting from any default by the Agent or any of the Banks, resort shall be had solely to the assets and property of the defaulting Agent or Bank, and no shareholder, officer, employee or agent of the defaulting Agent or Bank shall be personally liable therefor.

     Section 10.13 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     Section 10.14 SINGULAR AND PLURAL. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

     SECTION 10.15 GOVERNING LAW. THIS AGREEMENT IS, AND THE NOTES WILL BE, CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF LOUISIANA.

     Section 10.16 COUNTERPARTS. This Agreement may be executed in two or more counterparts and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 10.17 WAIVER OF JURY TRIAL; SUBMISSION T0 JURISDICTION. (a) THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER, THE AGENT AND THE BANKS MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THE NOTES, (ii) THIS AGREEMENT,
(iii) THE COLLATERAL DOCUMENTS OR (iv) THE COLLATERAL. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY

MADE BY THE BORROWER, THE AGENT AND EACH BANK, AND THE BORROWER, THE AGENT AND EACH BANK HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER, THE AGENT AND EACH BANK FURTHER REPRESENT THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

     (b) THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE STATE COURTS OF LOUISIANA AND THE FEDERAL EASTERN DISTRICT COURT IN LOUISIANA, AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE NOTES, THIS AGREEMENT AND/OR THE COLLATERAL DOCUMENTS MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. THE BORROWER AGREES THAT NOTHING HEREIN SHALL LIMIT THE AGENT'S AND THE BANKS' RIGHT TO SUE IN ANY OTHER JURISDICTION.

     (c) THE BORROWER HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 10.1 OR AT SUCH OTHER ADDRESS AS TO WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. THE BORROWER AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                                   ARTICLE 11

                                    RENEWAL

     Section 11.1 NO NOVATION. The Borrower confirms that this Agreement has been given in renewal and extension of the Indebtedness to the Initial Bank under the Prior Credit Agreement dated as of June 1, 1997, described in the Preliminary Statement to this Agreement, and that nothing in this Agreement shall constitute the satisfaction or extinguishment of the amount owed thereunder, nor shall it be a novation of the amount owed thereunder.

     Section 11.2 NO DEFENSES. The Borrower represents and warrants that there is no defense, offset, compensation, counterclaim or reconventional demand with respect to amounts due under, or performance of the terms of, the initial Note or the Prior Credit Agreement; and to the extent any such defense, offset, compensation, counterclaim or reconventional demand or other causes of action might exist, known or unknown, such items are hereby waived by the Borrower.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their respective officers thereunto duly authorized, effective as of the date first above written.

                                       EVERGREEN RESOURCES, INC.

                                       By: /s/ Mark S. Sexton
                                          ---------------------------
                                          Name:  Mark S. Sexton
                                          Title: President and CEO


                                       HIBERNIA NATIONAL BANK,
                                         as Agent

                                       By: /s/ Lyndsay P. Job
                                          ---------------------------
                                          Name:  Lyndsay P. Job
                                          Title: Senior Vice President


                                       HIBERNIA NATIONAL BANK,
                                         as a Bank

                                       By: /s/ Lyndsay P. Job
                                          ---------------------------
                                          Name:  Lyndsay P. Job
                                          Title: Senior Vice President

     THE UNDERSIGNED BANKS execute this signature page to be attached to that certain Amended and Restated Credit Agreement dated effective as of July 1, 1998 among Evergreen Resources, Inc. as Borrower, and Hibernia National Bank, as Agent, and certain Banks parties thereto, pursuant to Section 9.6(v) thereof and pursuant to that certain respective Assignment and Acceptance Agreement to and by each undersigned Bank.


                                       CHASE BANK OF TEXAS, N.A.

                                       By: /s/ Lee E. Beckelman
                                          ---------------------------
                                          Name:  Lee E. Beckelman
                                          Title: Vice President
                                          Date:  July 27, 1998


                                       BANQUE PARIBAS

                                       By: /s/ Douglas R. Liftman
                                          ---------------------------
                                          Name:  Douglas R. Liftman
                                          Title: Vice President
                                          Date:  July 27, 1998

                                       By: /s/ Barton D. Schouest
                                          ---------------------------
                                          Name:  Barton D. Schouest
                                          Title: Managing Director
                                          Date:  July 27, 1998

                                  SCHEDULE 1

                        REVISED EFFECTIVE JULY 31, 1998

                           COMMITMENTS OF THE BANKS

Name and Address of Bank                Commitment of Bank
------------------------                ------------------

Hibernia National Bank                  $25,000,000.00
313 Carondelet Street
New Orleans, Louisiana 70130

Attention: Mr. Lyndsay P. Job

Facsimile Number:
(504) 533-5434


Chase Bank of Texas, N.A.               $12,500,000.00
2200 Ross Avenue
Third Floor
Dallas, Texas 75201

Attention: Mr. Lee E. Beckelman

Facsimile Number:
(214) 965-2389


Banque Paribas                          $12,500,000.00
1200 Smith Street
Suite 3100
Houston, Texas 77002

Attention: Mr. Douglas R. Liftman

Facsimile Number:
(713) 659-6915


                               LIST OF SCHEDULE

1.  Commitments of the Banks

                               LIST OF ADDENDUM

1.  LIBO Rate Provisions

                                 LIST OF EXHIBITS

A.  Form of Note

B.  Form of Assignment and Acceptance

C.  Form of Intercreditor Agreement

                                  SCHEDULE 1

                          COMMITMENTS OF THE BANKS

Name and Address of Bank                Commitment of Bank
------------------------                ------------------

Hibernia National Bank                  $50,000,000
313 Carondelet Street
New Orleans, Louisiana 70130

Attn: Mr. Lyndsay P. Job

Facsimile Number:
(504) 533-5434


                                  ADDENDUM I

                             LIBO RATE PROVISIONS

     1. The Agent shall determine the interest rate applicable to LIBO Rate Advances, and its determination shall be conclusive in the absence of manifest error. The Agent shall endeavor to notify the Borrower prior to the date on which an interest payment is due, provided that the failure of the Agent to provide such notice shall not affect the Borrower's obligation to pay interest on such date.

     2. If any applicable law or regulation, or the action of any applicable regulatory requirement increases the reserves or capital required to be maintained by any Bank or the Agent with respect to the Loan (including unfunded commitments and obligations on letter of credit), such Bank or the Agent shall promptly deliver a certificate to the Borrower specifying the additional amount as will compensate such Bank or the Agent for the additional costs, which certificate shall be conclusive in the absence of manifest error. The Borrower shall pay the amount specified in such certificate promptly upon receipt.

     3. If the Agent gives notice to the Borrower that no LIBO bid rate is quoted to the Agent (or otherwise that adequate and reasonable methods do not exist for ascertaining the LIBO Rate) for the applicable Interest Period or in the applicable amounts (which notice shall be conclusive and binding on the Borrower and the Banks absent manifest error), then (A) the obligation of the Agent and the Banks to make a LIBO Rate Advance and the ability of the Borrower to select the LIBO Rate for an Advance shall be suspended, and (B) the Borrower shall either prepay all LIBO Rate Advances for which an interest rate is to be determined on such date or the Loan shall thereafter bear interest at the Prime Rate.

     4. If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D of the Board of Governors of the Federal Reserve System) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

          (i) changes the basis of taxation of payments to any Bank or the Agent or any principal, interest, or other amounts attributable to any LIBO Rate Advance (other than taxes imposed on the overall net income of such Bank or the Agent);

          (ii) changes, imposes, modifies, applies or deems applicable any reserve, special deposit or similar requirements in respect of any such LIBO Rate Advance (excluding those for which such Bank or the Agent is fully compensated pursuant to

                                                                     ADDENDUM I
                                                                     PAGE - 2 -

     adjustments made in the definition of LIBO Rate) or against assets of, deposits with or for the account of, or credit extended by, any Bank or the Agent; or

          (iii) imposes on any Bank or the Agent or the interbank euroccurrency deposit and transfer market any other condition or requirement affecting any such LIBO Rate Advance,

and the result of any of the foregoing is to increase the cost to such Bank or the Agent of funding or maintaining any such LIBO Rate Advance (other than costs for which such Bank or the Agent is fully compensated pursuant to adjustments made in the definition of LIBO Rate) or to reduce the amount of any sum receivable by such Bank or the Agent in respect of any such LIBO Rate advance by an amount deemed by such Bank or the Agent to be material, then such Bank or the Agent shall promptly notify the Borrower in writing of the happening of such event and (1) Borrower shall upon demand pay to such Bank or the Agent such additional amount or amounts as will compensate such Bank or the Agent for such additional cost or reduction and (2) Borrower may elect, by giving to the Agent not less than three Business Days' notice, to change the interest rate applicable to such Advance, and any other portion of the Loan bearing interest at the LIBO Rate, to the Prime Rate.

     5. Notwithstanding any other provision hereof, if any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Bank to maintain Advances bearing interest at the LIBO Rate, or shall materially restrict the authority of any Bank to purchase, sell or take certificates of deposit or offshore deposits of dollars, then, upon notice by such Bank to Borrower and the Agent, such Bank's portion of all LIBO Rate Advances which are then outstanding and which cannot lawfully or practicably be maintained shall immediately cease to bear interest at the LIBO Rate and shall commence to bear interest at the Prime Rate. The Borrower agrees to indemnify each Bank and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversation in accordance with this Paragraph, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain hereunder its portion of the Loan accruing interest based on the LIBO Rate.

     6. The Borrower will indemnify the Agent and each Bank against, and reimburse the Agent and each Bank on demand for, any loss or expense incurred or sustained by the Agent and each Bank (including without limitation, any loss or expense incurred by reason of

                                                                     ADDENDUM I
                                                                     PAGE - 3 -

the liquidation or reemployment of deposits or other funds acquired by the Agent and each Bank to fund or maintain LIBO Rate Advances) as a result of
(i) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of any LIBO Rate Advance on a day other than the day on which the applicable Interest Period ends, (ii) any payment or prepayment, whether required hereunder or otherwise, of the LIBO Rate Advances made after the delivery, but before the effective date, of an election to have the LIBO Rate apply to LIBO Rate Advance, if such payment or prepayment prevents such election from becoming fully effective or (iii) the failure of any LIBO Rate Advance to be made by the Agent and each Bank or of any such election to become effective due to any condition precedent to a LIBO Rate Advance not being satisfied or due to any other action or inaction of Borrower. For purposes of this section, funding losses arising by reason of liquidation or reemployment of deposits or other funds acquired by the Agent or any Bank to fund or maintain LIBO Rate Advances shall be calculated as the remainder obtained by subtracting: (1) the yield (reflecting both stated interest rate and discount, if any) to maturity of obligations of the United States Treasury as determined by the Agent or such Bank in an amount equal or comparable to such advance for the period of time commencing on the date of the payment, prepayment or change of rate as provided above and ending on the last day of the subject Interest Period, from (2) the LIBO Rate of the subject Interest Period, TIMES the number of days from the date of payment, prepayment or change of rate to the last day of the subject Interest Period, divided by 360. Any payment due under this paragraph will be paid to the Agent or such Bank within five days after demand therefor by the Agent or such Bank.

     7.   The Borrower covenants and agrees that:

          (i) The Borrower will pay, within five days after notice thereof from Agent (on behalf of itself or any Bank) and on an after-tax basis, all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of any LIBO Rate Advance whether or not legally or correctly imposed, assessed, levied or collected (excluding taxes, levies, costs or charges imposed on or measured by the overall net income of the Agent or any Bank) (all such non-excluded taxes, levies, costs and charges being collectively called "REIMBURSABLE TAXES"). Promptly after the date on which payment of any Reimbursable Taxes is due pursuant to applicable law, the Borrower will, at the request of the Agent, furnish to the Agent evidence in form and substance satisfactory to the Agent that Borrower has met its obligation under this paragraph.

          (ii) The Borrower will indemnify the Agent and each Bank against, and reimburse the Agent and each Bank on demand for, any Reimbursable Taxes paid by the Agent or such Bank and any loss, liability, claim or expense, including interest, penalties and legal fees, that the Agent and each Bank may incur at any time arising out

                                                                     ADDENDUM 1
                                                                     PAGE - 4 -

     of or in connection with the failure of Borrower to make any payment of Reimbursable Taxes when due, unless such failure is due to Agent or such Bank's failure to give notice to Borrower of Borrower's obligation to pay such Reimbursable Taxes at least five days prior to the date when they are due. Any payment due under this subsection will be paid to the Agent or such Bank within five days after demand therefor by the Agent or such Bank.

          (iii) All payments on account of the principal of, and interest on, LIBO Rate Advances and all other amounts payable by Borrower to the Agent and the Banks hereunder shall be made free and clear of and without reduction by reason of any Reimbursable Taxes.

          (iv) If Borrower is ever required to pay any Reimbursable Taxes with respect to any LIBO Rate Advance, Borrower may elect, by giving to the Agent not less than three (3) Business Days' notice, to change the interest rate applicable to any such advance from the LIBO Rate to the Prime Rate, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes therefore imposed, assessed, levied or collected.

                                    EXHIBIT A

                                  FORM OF NOTE


Borrower:   Evergreen Resources, Inc           Bank:__________________
            1401 Seventeenth Street                 __________________
            Suite 1200                              __________________
            Denver, Colorado 80202

                               LINE OF CREDIT NOTE

Principal Amount:                  Maturity Date:                  Date of Note
$50,000,000.00                     July 1, 2001                 _________, ____


Promise to Pay. EVERGREEN RESOURCES, INC., a Colorado corporation ("Borrower"), promises to pay to the order of __________ ("Bank"), at the main office in New Orleans (313 Carondelet Street) of Hibernia National Bank (the "Agent"), in lawful money of the United States of America, the sum of fifty million and 00/100 dollars (U.S. $50,000,000.00) or such other or lesser amount as from time to time equals the aggregate unpaid principal balance of loan advances made to Borrower by Bank on a revolving line of credit basis as provided below, together with simple interest assessed on the variable rate(s) basis provided below, with interest being assessed on the unpaid principal balance of this Note as outstanding from time to time, computed as set forth in the Credit Agreement (as defined below).

Credit Agreement. This note is a Note referred to in that certain Amended and Restated Credit Agreement dated as of July 1, 1998, among Borrower, Agent and the banks from time to time party thereto (as amended, renewed or restated from time to time, the "Credit Agreement"). Unless otherwise defined herein, each capitalized term used herein shall have the same meaning set forth in the Credit Agreement. Reference is made to the Credit Agreement for provisions for the acceleration of the maturity hereof on the occurrence of certain events specified therein, for mandatory prepayments required of the Borrower in certain circumstances, and for all other pertinent provisions.

Line of Credit. This Note evidences revolving line of credit advances that may be made from time to time to Borrower under the Credit Agreement (including loan advances arising from draws on standby letters of credit issued thereunder at the request of the Borrower). The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Agent's or Bank's internal records, including daily computer print-outs. Advances shall only be made in accordance with the terms and conditions of the Credit

                                                                      EXHIBIT A
                                                                     PAGE - 2 -

Agreement. The credit advice resulting from the deposit of the proceeds of any disbursement hereunder in the Borrower's account with the Agent, or the Agent's copy of any cashier's check representing all or any part of the proceeds of the disbursements, shall be deemed prima facie evidence of the Borrower's indebtedness to the Bank on the Loan.

Payments. Borrower will pay interest on Prime Rate Advances at the Prime Rate monthly in arrears on the last day of each successive calendar month. Borrower will pay interest on LIBO Rate Advances at the applicable LIBO Rate in arrears on the last day of each LIBO Rate Interest Period applicable to each LIBO Rate Advance. Borrower will pay the balance of all outstanding principal on this Note, together with all accrued but unpaid interest, on July 1, 2001. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Borrower will pay Bank at Agent's address shown above or at such other place as Bank may designate in writing. All payments and prepayments made by the Borrower hereunder shall be made to the Agent, in immediately available funds, before 11:00 a.m. (Central Time) on the day that such payment is required, or otherwise is, to be made. Any payment received and accepted by the Agent after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the next following Business Day. Whenever any payment to be made hereunder falls on a day other than a Business Day, then unless otherwise provided in the Credit Agreement such payment shall be made on the next succeeding Business Day, and such extension of time shall in each case be included in the calculation of interest.

Variable Interest Rate(s). This Note bears interest on and after the date hereof to and including the Maturity Date at the variable rate(s) per annum equal to the Prime Rate or LIBO Rate, as selected by Borrower in accordance with the Credit Agreement. The interest rate on this Note is subject to change from time to time based on changes in the Prime Rate and the LIBO Rate. If the index rate used in determining the Prime Rate becomes unavailable during the term of this Note, Agent may designate a substitute index after notice to Borrower. Agent will tell Borrower the Prime Rate upon Borrower's request. Borrower understands that Bank may make loans based on other rates as well. The interest rate change will not occur more often than each day. The unpaid principal balance of this Note shall bear interest from and after an Event of Default or the Maturity Date until paid at the Default Rate from time to time in effect.

Prepayment. Borrower may prepay this Note in full by paying the then unpaid principal balance of this Note, plus accrued simple interest through date of prepayment, subject to restrictions regarding permitted timing (with respect to LIBO Rate Advances) and advance

                                                                      EXHIBIT A
                                                                     PAGE - 3 -

notice set forth in the Credit Agreement. Borrower may be required to prepay this Note from time to time in accordance with the Credit Agreement.

Event of Default. If any Event of Default occurs, Agent and Bank shall have all of the rights and remedies (including acceleration of the Maturity Date of this Note) available to them pursuant to the Credit Agreement or applicable law.

Attorneys' Fees. If Bank refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay the Agent's and the Bank's reasonable attorneys' fees.

Deposit Accounts. As collateral for repayment of this Note and all renewals and extensions, as well as to secure any and all other Indebtedness that Borrower may now and in the future owe to Agent or any Bank in connection with the Credit Agreement, Borrower hereby grants Agent for itself and the ratable benefit of the Banks a continuing security interest in any and all funds that Borrower may now and in the future have on deposit with Agent or in certificates of deposit or other deposit accounts as to which Borrower is an account holder (with the exception of any funds held in any of Borrower's accounts in trust for third parties, or funds held in IRA, pension, and other tax-deferred deposits).

GOVERNING LAW. BORROWER AGREES THAT THIS NOTE AND THE LOAN EVIDENCED HEREBY SHALL BE GOVERNED UNDER THE LAWS OF THE STATE OF LOUISIANA. SPECIFICALLY, THIS BUSINESS OR COMMERCIAL NOTE IS SUBJECT TO LA. R.S. 9:3509 ET SEQ.

Collateral. This Note is secured by the Collateral Documents described in the Credit Agreement.

Waivers. Borrower waives presentment for payment, protest, notice of protest and notice of nonpayment, diligence in taking any action to collect amounts called for hereunder and in the handling of property at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

Usury Considerations. It is the intention of Borrower to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (excluding applicable Louisiana law), then, in that event notwithstanding anything to the contrary in any agreement entered into as security for this Note, it is agreed as

                                                                      EXHIBIT A
                                                                     PAGE - 4 -

follows: (i) the aggregate of all interest that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on this Note by the holder hereof (or if the Note shall have been paid in full, refunded to Borrower); and (ii) in the event that maturity of this Note is accelerated by reason of default hereunder or otherwise, or in the event of any permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to Borrower). To the extent that Louisiana law would be deemed the applicable law (as is the intent of Borrower hereunder), the provisions of the Section 2.8 in the Credit Agreement entitled Default Rate shall control.

Submission to Jurisdiction; Waiver of Jury Trial.

     (a) Borrower hereby irrevocably and unconditionally:

          (1) submits for itself and its property in any legal action or proceedings relating to this Note, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Louisiana, the courts of the United States of America for the Eastern District of Louisiana, and appellate courts from any thereof;

          (2) consents that any such action or proceedings may be brought in such courts, and waives any objections that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (3) agrees that service of process in any such action or proceedings may be effected by mailing a copy by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth above or at such other address at which Agent shall have been notified pursuant thereto; and,

          (4) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                                                                      EXHIBIT A
                                                                     PAGE - 5 -

     (b) Borrower hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Note and for any counterclaim therein.

                                        BORROWER:

                                        EVERGREEN RESOURCES, INC.

                                        By:
                                           ------------------------------
                                           Name: Mark S. Sexton
                                           Title: President and CEO

                                    EXHIBIT B

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                        Dated Effective ___________, 19__

     Reference is made to the Amended and Restated Credit Agreement dated effective as of July 1, 1998, as the same may be amended, modified or supplemented from time to time (as so amended, modified or supplemented from time to time, the "AGREEMENT"), among Evergreen Resources, Inc., as Borrower, Hibernia National Bank, as Agent, and the banks party thereto (the "BANKS"). Capitalized terms which are used herein without definition and which are defined in the Agreement shall have the same meanings herein as in the Agreement.

     __________________ (the "ASSIGNOR") and __________________ (the "ASSIGNEE")
agree as follows:

     1. ASSIGNMENT. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as hereinafter defined) a __ % interest in and to all the Assignor's rights and obligations under the Agreement (including, without limitation, its Commitment, the Loan currently owing to it and the Note held by it).

     2. CONCERNING THE ASSIGNOR. The Assignor (i) represents that as of the date hereof, it Commitment percentage (without giving effect to assignments thereof which have not yet become effective) is __ %, and the outstanding balance of its Loan (unreduced by any assignments thereof which have not yet become effective) is $ ____________ ; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Agreement, the Note, or any Collateral Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note delivered to it under the Agreement and requests that the Borrower exchange such Note for a new Note payable to each of the Assignor and the Assignee as follows:

                                                                      EXHIBIT B
                                                                     PAGE - 2 -

          Notes Payable to
            the Order of:                            Amount of Note
          ----------------                           --------------
         [Name of Assignor]                          [Note ($    )]


         (Name of Assignee]                          [Note ($    )]

     3. CONCERNING THE ASSIGNEE. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to therein and the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Banks and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement and the Note as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all the obligations which the Agreement, the Note, and the Collateral Documents require are to be performed by it as a Bank; and (vi) attaches any U.S. Internal Revenue Service forms required under
Section 9.6(a)(viii)(B) of the Credit Agreement.

     4. SUBSTITUTION. The Assignee shall deliver to the Agent one or more signature pages to the Credit Agreement, and one or more signature pages to the Intercreditor Agreement, in each case containing the signature of the Assignee. The Assignee's address for notices to be given under the Credit Agreement, and to be noted on the revised SCHEDULE 1 to the Credit Agreement, is:

          _______________________
          _______________________
          _______________________

          Facsimile Number:
          _______________________

                                                                      EXHIBIT B
                                                                      PAGE - 3 -


     5. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be _____________________________ (the "EFFECTIVE DATE") (which Effective Date shall be at least five (5) Business Days after the execution of this Assignment and Acceptance). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance together with the Agent's fee and reasonable expenses as required by Credit Agreement Section 9.6(a)(v) and (vi).

     6. OBLIGATIONS. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement, other than confidentiality requirements.

     7. PAYMENTS. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     8. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA.

               THE REST OF THIS PAGE IS LEFT BLANK INTENTIONALLY.

                                                                      EXHIBIT B
                                                                     PAGE - 4 -


     9. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed taken together shall constitute one and the same instrument.

                                        [NAME OF ASSIGNOR]

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:
                                           Date:

                                        [NAME OF ASSIGNEE]

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:
                                           Date:

     Each of the undersigned hereby consents to the assignment contemplated by this Assignment and Acceptance.

                                        EVERGREEN RESOURCES, INC.

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:
                                           Date:

                                        HIBERNIA NATIONAL BANK, as Agent

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:
                                           Date:

                                    EXHIBIT C

                         FORM OF INTERCREDITOR AGREEMENT

                     INTERCREDITOR AGREEMENT (SUBORDINATION)

     This Intercreditor Agreement (Subordination), dated as of July 1, 1998, is made by and among HIBERNIA NATIONAL BANK, a national banking association (the "Agent") as agent for itself and the other banks (the "Banks") which are or become a party to the Credit Agreement (as defined below), the BANKS, HIBERNIA NATIONAL BANK, a national banking association (the "Subordinated Creditor"), for itself as a lender, and Evergreen Resources, Inc., a Colorado corporation (the "Borrower").

                                    RECITALS

     A. The Agent and the Banks have extended loans to the Borrower pursuant to an Amended and Restated Credit Agreement dated effective as of July 1, 1998 (as amended, renewed or restated from time to time, the "Credit Agreement") among the Borrower, the Agent, and the Banks listed from time to time on the signature page thereto, comprising Senior Indebtedness (as defined below). The Initial Bank under the Credit Agreement is Hibernia National Bank.

     B.   1.     The Senior Indebtedness (as defined below) of the Borrower to the Agent and the Banks under the Credit Agreement is secured by that certain Fifth Amendment, Modification and Supplement to Mortgage, Deed of Trust, Assignment and Security Agreement and Financing Statement dated as of July 1, 1998 (the "Fifth Amendment"), by the Borrower to Lyndsay P. Job, as Trustee thereunder, and the Agent. As used herein, the term "Mortgage" means the Mortgage, Deed of Trust, Assignment and Security Agreement Financing Statement dated as of November 15, 1990, to Stacy McCrocklin, original trustee for the benefit of Hibernia National Bank, as amended previously by instruments dated as of February 5, 1993, as of April 26, 1995, as of October 4, 1996, and as of June 1, 1997, and by the Fifth Amendment, and as hereafter amended, supplemented or restated from time to time.

          2. As used herein, the term "Collateral" means collectively the Mortgaged Property and the Collateral as each term is defined in the Mortgage, together with all other properties subject from time to time to the lien of the Mortgage.

     C. The Borrower is (and may be further) indebted to the Subordinated Creditor for amounts due from time to time pursuant to various Guaranty Agreements issued

                                                                      EXHIBIT C
                                                                     PAGE - 2 -

by the Borrower in favor of the Subordinated Creditor, securing the obligations, liabilities and indebtedness of other Persons to the Subordinated Creditor, including without limitation the Borrower's Guaranty Agreement dated effective January 24, 1997, for debt owed by Maverick Stimulation Company, LLC, a Colorado limited liability company, and the Borrower's Guaranty Agreement dated as of June 1, 1998, for loan debt owed by Primero Gas Marketing Company, a Colorado joint venture, and the Borrower's Continuing Guaranty dated as of April 30, 1996, for lease debt owed by Primero Gas Marketing Company.

     D.   1.     As used herein, the term "Senior Indebtedness" shall mean any and all obligations and liabilities of the Borrower to the Agent or to all or any of the Banks under or in connection with the Credit Agreement, including without limitation principal, interest (including without limitation default interest and post-petition interest), attorneys' fees, and other fees, expenses and costs, all whether now existing or hereafter arising, absolute or contingent, liquidated or unliquidated. The Senior Indebtedness is secured by the Collateral pursuant to the Mortgage.

          2. As used herein, the term "Subordinated Debt" shall mean any and all obligations and liabilities of the Borrower to the Subordinated Creditor, including without limitation principal, interest (including without limitation default interest and post-petition interest), attorneys' fees, and other fees, expenses and costs, all whether now existing or hereafter arising, absolute or contingent, liquidated or unliquidated, whether pursuant to the Guaranty Agreements described in Recital C(1) above or future guaranty agreements or otherwise, which obligations and liabilities are both (i) not Senior Indebtedness and (ii) secured by the Collateral pursuant to the terms of the Mortgage. (The obligations and liabilities of the Borrower to Hibernia National Bank as the Agent and as a Bank (as such terms are defined in the Credit Agreement) under or in connection with the Credit Agreement are not Subordinated Debt.)

          3. As used herein the term "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

     E. As a condition for the extension of the Senior Indebtedness by the Agent and the Banks to the Borrower pursuant to the Credit Agreement, the Agent and the Banks have required the Subordinated Creditor to subordinate its interest in the Collateral as security for the Subordinated Debt to the Agent's interest in the Collateral as security for the Senior Indebtedness, and Subordinated Creditor is willing to do so.

                                                                      EXHIBIT C
                                                                      PAGE - 3 -

     NOW, THEREFORE, for and in consideration of the premises, the Subordinated Creditor and the Borrower hereby agree as follows:

     Section 1. SUBORDINATION REGARDING COLLATERAL. The Subordinated Creditor hereby agrees that upon the foreclosure, sale, set-off or other realization against any of the Collateral, the Senior Indebtedness shall be paid by preference and priority over the Subordinated Debt from and as to the proceeds of the Collateral. The foregoing subordination pertains solely to realization against the Collateral and the proceeds therefrom. and is not a general subordination of the Subordinated Debt to the Senior Indebtedness for other purposes. The Subordinated Creditor shall have the right to receive, and the Borrower shall have the right and obligation to pay, all amounts owing as part of the Subordinated Debt to be paid by the Borrower to the Subordinated Creditor as and when due. The foregoing subordination pertains only to the proceeds arising from the foreclosure, sale, set-off or other realization on any of the Collateral by the Agent, the Banks and the Subordinated Creditor pursuant to the remedies provided by the Mortgage.

     Section 2. LIQUIDATION PAYMENTS. (a) The Subordinated Creditor and the Borrower agree that, in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the Collateral to creditors of Borrower, or in the event of any liquidation, dissolution or other winding up of Borrower or Borrower's business, or in the event of any sale, receivership, insolvency or bankruptcy proceeding, assignment for the benefit of creditors, or proceeding by or against Borrower for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions. then and in any such event any payment or distribution of any kind or character, either in cash or other property, which shall be payable or deliverable upon or with respect to any or all of the Collateral shall be paid or delivered directly to the Agent for application on any Senior Indebtedness until the Senior Indebtedness shall have been fully paid and satisfied.

     (b) The Agent shall have the right to enforce, collect and receive any payments described in Subsection (a) hereof and to grant full acquittance therefor, and the Agent is hereby authorized (as attorney-in-fact for the Subordinated Creditor pursuant to an irrevocable power of attorney coupled with an interest) to file claims, vote, and prove the Subordinated Debt in any proceedings or meetings of creditors described in Subsection (a) hereof, but insofar only as the Subordinated Debt or such proceedings or meetings directly relate to the Collateral and distribution thereof.

     Section 3. REMITTANCE OF PAYMENTS. Should any payment or distribution from any such realization upon any of Collateral or proceeds thereof (except payments permitted by Section 1 hereof) be received by Subordinated Creditor upon or with respect to any

                                                                      EXHIBIT C
                                                                      PAGE - 4 -

Subordinated Debt prior to the payment and satisfaction in full of all of the Senior Indebtedness, Subordinated Creditor will forthwith deliver the same to the Agent in precisely the form received (except for the endorsement, without recourse, or assignment of Subordinated Creditor where necessary), for application on the Senior Indebtedness, and, until so delivered, the same shall be held in trust by Subordinated Creditor as property of the Agent. In the event of the failure of Subordinated Creditor to make any such endorsement or assignment, the Agent, or any of its officers or employees in behalf of the Agent, is hereby irrevocably authorized to make the same.

     Section 4. NOTICE OF ACTION. The Subordinated Creditor agrees to send the Agent a copy of each notice that the Subordinated Creditor gives to the Borrower pertaining to an alleged default or event of default under the Subordinated Debt simultaneously with the giving of such notice to the Borrower. The Agent agrees to give the Subordinated Creditor a copy of each notice that the Agent gives to the Borrower under the Credit Agreement pertaining to a default or an event of default thereunder simultaneously with the giving of such notice to the Borrower. Notwithstanding the two foregoing sentences, neither party shall have any greater rights to notice, if any, then the right of the Borrower under such documents governing the Senior Indebtedness or the Subordinated Debt, as applicable; provided, however, that the parties shall be obligated to provide the notices set forth in Section 5 below.

     Section 5. ACTIONS. (a) Until the earlier to occur of (i) the payment in full to the Agent and the Banks of the Senior Indebtedness, or (ii) a bankruptcy of the Borrower or other event which would cause an automatic acceleration of the Senior Indebtedness under the Credit Agreement, or (iii) any action being taken by the Agent against the Collateral under the Mortgage to enforce the rights of the Agent and the Banks under the Credit Agreement, the Subordinated Creditor agrees that it will not take any of the following actions without first having given the Agent fifteen (15) days' advance notice thereof:

          (1) Seize, foreclose on or otherwise realize upon or sell any Collateral encumbered by the Mortgage; or

          (2) Notify any account debtor or other Person who is an obligor of the Borrower with respect to accounts, general intangibles or other obligations included within the Collateral encumbered by the Mortgage to make payments directly to the Subordinated Creditor (or any agent or designee thereof); or

          (3) Collect by legal proceedings or otherwise any payments, proceeds or other sums and property now or hereafter payable on account of Collateral encumbered by the Mortgage; or

                                                                      EXHIBIT C
                                                                      PAGE - 5 -

          (4) Make any compromise or settlement or enter into any extension agreement with any Person who is an obligor of the Borrower with respect to accounts, general intangibles or other obligations included within the Collateral encumbered by the Mortgage.

     (b) Until such time as the Subordinated Creditor has received payment in full of all Subordinated Debt, the Agent agrees to give the Subordinated Creditor written notice reasonably in advance of (but in no event later than simultaneously with) the taking of any action (whether foreclosure, sale, set-off or other realization of any type) against any of the Collateral.

     Section 6.  MODIFICATIONS OF SENIOR INDEBTEDNESS. The Subordinated
Creditor agrees that the Agent and the Banks, at any time and from time to time, may enter into such agreement or agreements with Borrower as the Agent and the Banks may deem proper, extending the time of payment or increasing or renewing or otherwise altering the terms of all or any of the Senior Indebtedness without notice to Subordinated Creditor and without in any way impairing or affecting this Agreement. However, although the Agent may release any portion of the Collateral insofar as it secures the Senior Indebtedness, the Agent does not have the power to release the Subordinated Creditor's lien on the Collateral under the Mortgage insofar as it secures the Subordinated Debt.

     Section 7. DURATION. (a) The subordinations, agreements and priorities set forth in this Agreement shall remain in full force and effect until either the Senior Indebtedness or the Subordinated Debt, as the case may be, has been paid and satisfied in full.

     (b) This Agreement shall remain in full force and effect notwithstanding any filing or a petition for relief by or against the Borrower under the federal Bankruptcy Code or similar laws from time to time in effect and shall apply with full force and effect with respect to all Collateral covered by the Mortgage acquired by the Borrower after the date of such petition and all Senior Indebtedness and Subordinated Debt incurred after the date of such petition.

     (c) This Agreement shall apply with full force and effect with respect to all Collateral covered by the Mortgage from time to time, including without limitation pursuant to supplements or amendments to the Mortgage after the date hereof.

     Section 8. NO CONTEST. (a) The Subordinated Creditor agrees not to contest the validity, perfection, priority or enforceability of any of the Senior Indebtedness or the lien of the Mortgage securing same or the validity or enforceability of this Agreement.

                                                                      EXHIBIT C
                                                                      PAGE - 6 -

     (b) The Agent and the Banks agree not to contest the validity, perfection, priority or enforceability of any of the Subordinated Debt or the lien of the Mortgage securing same or the validity or enforceability of this Agreement.

     Section 9. SUBORDINATED DEBT. (a) The Subordinated Creditor acknowledges the limitations established by Section 6.1 and Section 6.2 of the Credit Agreement on the maximum amount of Subordinated Debt owed by Borrower permitted thereby and permitted to be secured by the Collateral under the Mortgage.

     (b) Subject to Subsection 9(a) above, the Agent and the Banks agree that the Subordinated Creditor, at any time and from time to time, may enter into such agreement or agreements with Borrower as the Subordinated Creditor may deem proper, extending the time of payment or increasing or renewing or otherwise altering the terms of all or any of the Subordinated Debt or creating new Subordinated Debt without notice to the Agent and the Banks and without in any way impairing or affecting this Agreement.

     Section 10. NO THIRD-PARTY BENEFICIARY. This Agreement and the terms and provisions hereof are solely for the benefit of the Agent and the Banks, and the Subordinated Creditor, and their respective successors and assigns, and shall not benefit the Borrower or any other Person not specifically a party to this Agreement now or in the future. Nothing contained in this Agreement is intended or shall in any way alter or limit, as between the Borrower and the Agents and the Banks, or as between the Borrower and the Subordinated Creditor, the rights which the Agent and the Banks may have against the Borrower or the Collateral or which the Subordinated Creditor may have against the Borrower or the Collateral. Nothing in this Agreement is intended to affect, limit or in any way diminish the security interest which the Agent and the Banks, and the Subordinated Creditor, claim in the Collateral insofar as the rights of the Borrower and third Persons are concerned. The parties hereto specifically reserve any and all of their respective rights, security interests and liens against the Collateral and right to assert the same against the Borrower and any third Persons. Without limiting the generality of the foregoing, nothing contained in this Agreement shall in any manner affect the direct obligations of the Borrower or any other Person to the Subordinated Creditor pertaining to the Subordinated Debt. The Borrower acknowledges and consents to all the terms of this Agreement but is not a beneficiary hereof and does not have any rights hereunder.

     Section 11. NOTICES. Any notice or demand which, by provision of this Agreement, is required or permitted to be given to or served on any party hereto shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one Business Day after being delivered to such

                                                                      EXHIBIT C
                                                                      PAGE - 7 -

courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses is given in writing by such party to the other parties) as follows:

          If to Borrower:     Evergreen Resources, Inc.
                              1401 Seventeenth Street, Suite 1200
                              Denver, Colorado 80202

                              Attention: Mr. Mark Sexton
                                              and
                                       Mr. Kevin Collins

                              Facsimile Number: (303) 298-7800

          If to Agent         Hibernia National Bank
          (and the            P. 0. Box 61540
          Banks):             New Orleans, Louisiana 70161

                                        or

                              313 Carondelet Street
                              New Orleans, Louisiana 70130

                              Attention:     Manager
                                             Energy/Maritime
                                             Department

                              Facsimile Number: (504) 533-5434

          If to Subordinated  Hibernia National Bank
          Creditor:           P. 0. Box 61540
                              New Orleans, Louisiana 70161

                                        or

                              313 Carondelet Street
                              New Orleans, Louisiana 70130

                                                                      EXHIBIT C
                                                                      PAGE - 8 -

                              Attention:     Manager
                                             Energy/Maritime
                                             Department

                              Facsimile Number: (504) 533-5434

     Section 12. AMENDMENT. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the Agent, the Banks and the Subordinated Creditor.

     Section 13. GOVERNING LAW. This Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

                                                                      EXHIBIT C
                                                                      PAGE - 9 -

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:                               EVERGREEN RESOURCES, INC.


                                        By:
                                           ---------------------------------
                                           Name: Mark S. Sexton
                                           Title: President and CEO


AGENT:                                  HIBERNIA NATIONAL BANK
                                          as Agent


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:


BANK:                                   HIBERNIA NATIONAL BANK
                                        as a Bank


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:


SUBORDINATED CREDITOR:                  HIBERNIA NATIONAL BANK,
                                        in its capacity as a lender


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

Borrower:   Evergreen Resources, Inc       Bank:   Hibernia National Bank
            1401 Seventeenth Street                P. 0. Box 61540
            Suite 1200                             New Orleans, Louisiana 70160
            Denver, Colorado 80202

                               LINE OF CREDIT NOTE


Principal Amount:              Maturity Date:                     Date of Note
$25,000,000.00                 July 1, 2001                      July 31, 1998


PROMISE TO PAY. EVERGREEN RESOURCES, INC., a Colorado corporation ("Borrower"), promises to pay to the order of HIBERNIA NATIONAL BANK ("Bank"), at the main office in New Orleans (313 Carondelet Street) of Hibernia National Bank (the "Agent"), in lawful money of the United States of America, the sum of twenty-five million and 00/100 dollars (U.S. $25,000,000.00) or such other or lesser amount as from time to time equals the aggregate unpaid principal balance of loan advances made to Borrower by Bank on a revolving line of credit basis as provided below, together with simple interest assessed on the variable rate(s) basis provided below, with interest being assessed on the unpaid principal balance of this Note as outstanding from time to time, computed as set forth in the Credit Agreement (as defined below).

CREDIT AGREEMENT. This now is a Note referred to in that certain Amended and Restated Credit Agreement dated as of July 1, 1998, among Borrower, Agent and the banks from time to time party thereto (as amended, renewed or restated from time to time, the "Credit Agreement"). Unless otherwise defined herein, each capitalized term used herein shall have the same meaning set forth in the Credit Agreement. Reference is made to the Credit Agreement for provisions for the acceleration of the maturity hereof on the occurrence of certain events specified therein, for mandatory prepayments required of the Borrower in certain circumstances, and for all other pertinent provisions.

LINE OF CREDIT. This Note evidences revolving line of credit advances that may be made from time to time to Borrower under the Credit Agreement (including loan advances arising from draws on standby letters of credit issued thereunder at the request of the Borrower). The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Agent's or Bank's internal records, including daily computer print-outs. Advances shall only be made in accordance with the terms and conditions of the Credit Agreement. The credit advice resulting from the deposit of the proceeds of any disbursement hereunder in the Borrower's account with the Agent, or the Agent's copy of any cashier's check representing all or any part of the proceeds of the disbursements, shall be deemed prima facie evidence of the Borrower's indebtedness to the Bank on the Loan.

PAYMENTS. Borrower will pay interest on Prime Rate Advances at the Prime Rate monthly in arrears on the last day of each successive calendar month. Borrower will pay interest on LMO Rate Advances at the applicable LIBO Rate in arrears on the last day of each LIBO Rate Interest Period applicable to each LIBO Rate Advance. Borrower will pay the balance of all outstanding principal on this Note, together with all accrued but unpaid interest, on July 1, 2001. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Borrower will pay Bank at Agent's address shown above or at such other place as Bank may designate in writing. All payments and prepayments made by the Borrower hereunder shall be made to the Agent, in immediately available funds, before 11:00 a.m. (Central Time) on the day that such payment is required, or otherwise is, to be made. Any payment received and accepted by the Agent after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the next following Business Day. Whenever any payment to be made hereunder falls on a day other than a Business Day, then unless otherwise provided in the Credit Agreement such payment shall be made on the next succeeding Business Day, and such extension of time shall in each case be included in the calculation of interest.

VARIABLE INTEREST RATE(S). This Note bears interest on and after the date hereof to and including the Maturity Date at the variable rate(s) per annum equal to the Prime Rate of LIBO Rate, as selected by Borrower in accordance with the Credit Agreement. The interest rate on this Note is subject to change from time to time based on changes in the Prime Rate and the LIBO Rate. If the index rate used in determining the Prime Rate becomes unavailable during the term of this Note, Agent may designate a substitute index after notice to Borrower. Agent will tell Borrower the Prime Rate upon Borrower's request. Borrower understands that Bank may make loans based on other rates as well. The interest rate change will not occur more often than each day. The unpaid principal balance of this Note shall bear interest from and after an Event of Default or the Maturity Date until paid at the Default Rate from time to time in effect.

PREPAYMENT. Borrower may prepay this Note in full by paying the then unpaid principal balance of this Note, plus accrued simple interest through date of prepayment, subject to restrictions regarding permitted timing (with respect to LIBO Rate Advances) and advance notice set forth in the Credit Agreement. Borrower may be required to prepay this Note from time to time in accordance with the Credit Agreement.

EVENT OF DEFAULT. If any Event of Default occurs, Agent and Bank shall have all of the rights and remedies (including acceleration of the Maturity Date of this Note) available to them pursuant to the Credit Agreement or applicable law.

ATTORNEYS' FEES. If Bank refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay the Agent's and the Bank's reasonable attorneys' fees.

DEPOSIT ACCOUNTS. As collateral for repayment of this Note and all renewals and extensions, as well as to secure any and all other Indebtedness that Borrower may now and in the future owe to Agent or any Bank in connection with the Credit Agreement, Borrower hereby grants Agent for itself and the ratable benefit of the Banks a continuing security interest in any and all funds that Borrower may now and in the future have on deposit with Agent or in certificates of deposit or other deposit accounts as to which Borrower is an account holder (with the exception of any funds held in any of Borrower's accounts in trust for third parties, or funds held in IRA, pension, and other tax-deferred deposits).

GOVERNING LAW. BORROWER AGREES THAT THIS NOTE AND THE LOAN EVIDENCED HEREBY SHALL BE GOVERNED UNDER THE LAWS OF THE STATE OF LOUISIANA. SPECIFICALLY, THIS BUSINESS OR COMMERCIAL NOTE IS SUBJECT TO LA. R.S. 9:3509 ET SEQ.

COLLATERAL. This Note is secured by the Collateral Documents described in the Credit Agreement.

WAIVERS. Borrower waives presentment for payment, protest, notice of protest and notice of nonpayment, diligence in taking any action to collect amounts called for hereunder and in the handling of property at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence. act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

USURY CONSIDERATIONS. It is the intention of Borrower to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (excluding applicable Louisiana law), then, in that event notwithstanding anything to the contrary in any agreement entered into as security for this Note, it is agreed as follows: (i) the aggregate of all interest that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on this Note by the holder hereof (or if the Note shall have been paid in full, refunded to Borrower); and (ii) in the event that maturity of this Note is accelerated by reason of default hereunder or otherwise, or in the event of any permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to Borrower). To the extent that Louisiana law would be deemed the applicable law (as is the intent of Borrower hereunder), the provisions of the Section 2.8 in the Credit Agreement entitled DEFAULT RATE shall control.

SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

     (a)  BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (1) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDINGS RELATING TO THIS NOTE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF LOUISIANA, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF LOUISIANA, AND APPELLATE COURTS FROM ANY THEREOF;

          (2) CONSENTS THAT ANY SUCH ACTION OR PROCEEDINGS MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (3) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDINGS MAY BE EFFECTED BY MAILING A COPY BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIl), POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH ABOVE OR AT SUCH OTHER ADDRESS AT WHICH AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND,

          (4) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

          (b) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

                                           BORROWER:

                                           EVERGREEN RESOURCES, INC.

                                           BY: /s/ Mark S. Sexton
                                              --------------------------
                                              Name: Mark S. Sexton
                                              Title: President and CEO

Borrower:    Evergreen Resources, Inc       Bank:   Banque Paribas
             1401 Seventeenth Street                1200 Smith Street
             Suite 1200                             Suite 3100
             Denver, Colorado 80202                 Houston, Texas 77002

                               LINE OF CREDIT NOTE

Principal Amount:                  Maturity Date:                Date of Note:
$12,500,000.00                     July 1, 2001                  July 31, 1998

PROMISE TO PAY. EVERGREEN RESOURCES, INC., a Colorado corporation ("Borrower"), promises to pay to the order of BANQUE PARIBAS ("Bank") at the main office in New Orleans (313 Carondelet Street) of Hibernia National Bank (the "Agent"), in lawful money of the United States of America, the sum of twelve million five hundred thousand and 00/100 dollars (U.S. $12,500,000.00) or such other or lesser amount as from time to time equals aggregate unpaid principal balance of loan advances made to Borrower by Bank on a revolving line of credit basis as provided below, together with simple interest assessed on the variable rate(s) basis provided below, with interest being assessed on the unpaid principal balance of this Note as outstanding from time to time, computed as set forth in the Credit Agreement (as defined below).

CREDIT AGREEMENT. This note is a Note referred to in that certain Amended and Restated Credit Agreement dated as of July 1, 1998, among Borrower, Agent and the banks from time to time party thereto (as amended, renewed or restated from time to time, the "Credit Agreement"). Unless otherwise defined herein, each capitalized term used herein shall have the same meaning set forth in the Credit Agreement. Reference is made to the Credit Agreement for provisions for the acceleration of the maturity hereof on the occurrence of certain events specified therein, for mandatory prepayments required of the Borrower in certain circumstances, and for all other pertinent provisions.

LINE OF CREDIT. This Note evidences revolving line of credit advances that may be made from time to time to Borrower under the Credit Agreement (including loan advances arising from draws on standby letters of credit issued thereunder at the request of the Borrower). The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Agent's or Bank's internal records, including daily computer print-outs. Advances shall only be made in accordance with the terms and conditions of the Credit Agreement. The credit advice resulting from the deposit of the proceeds of any disbursement hereunder in the Borrower's account with the Agent, or the Agent's copy of any cashier's check representing all or any part of the proceeds of the disbursements, shall be deemed prima facie evidence of the Borrower's indebtedness to the Bank on the Loan.

PAYMENTS. Borrower will pay interest on Prime Rate Advances at the Prime Rate monthly in arrears on the last day of each successive calendar month. Borrower will pay interest on LIBO Rate Advances at the applicable LIBO Rate in arrears on the last day of each LIBO Rate Interest Period applicable to each LIBO Rate Advance. Borrower will pay the balance of all outstanding principal on this Note, together with all accrued but unpaid interest, on July 1, 2001. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Borrower will pay Bank at Agent's address shown above or at such other place as Bank may designate in writing. All payments and prepayments made by the Borrower hereunder shall be made to the Agent, in immediately available funds, before 11:00 a.m. (Central
Time) on the day that such payment is required, or otherwise is, to be made. Any payment received and accepted by the Agent after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the next following Business Day. Whenever any payment to be made hereunder falls on a day other than a Business Day, then unless otherwise provided in the Credit Agreement such payment shall be made on the next succeeding Business Day, and such extension of time shall in each case be included in the calculation of interest.

VARIABLE INTEREST RATE(S). This Note bears interest on and after the date hereof to and including the Maturity Date at the variable rate(s) per annum equal to the Prime Rate or LIBO Rate, as selected by Borrower in accordance with the Credit Agreement. The interest rate on this Note is subject to change from time to time based on changes in the Prime Rate and the LIBO Rate. If the index rate used in determining the Prime Rate becomes unavailable during the term of this Note, Agent may designate a substitute index after notice to Borrower. Agent will tell Borrower the Prime Rate upon Borrower's request. Borrower understands that Bank may make loans based on other rates as well. The interest rate change will not occur more often than each day. The unpaid principal balance of this Note shall bear interest from and after an Event of Default or the Maturity Date until paid at the Default Rate from time to time in effect.

PREPAYMENT. Borrower may prepay this Note in full by paying the then unpaid principal balance of this Note, plus accrued simple interest through date of prepayment, subject to restrictions regarding permitted timing (with respect to LIBO Rate Advances) and advance notice set forth in the Credit Agreement. Borrower may be required to prepay this Note from time to time in accordance with the Credit Agreement.

EVENT OF DEFAULT. If any Event of Default occurs, Agent and Bank shall have all of the rights and remedies (including acceleration of the Maturity Date of this Note) available to them pursuant to the Credit Agreement or applicable law.

ATTORNEY'S FEES. If Bank refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay the Agent's and the Bank's reasonable attorneys' fees.

DEPOSIT ACCOUNTS. As collateral for repayment of this Note and all renewals and extensions, as well as to secure any and all other Indebtedness that Borrower may now and in the future owe to Agent or any Bank in connection with the Credit Agreement, Borrower hereby grants Agent for itself and the ratable benefit of the Banks a continuing security interest in any and all funds that Borrower may now and in the future have on deposit with Agent or in certificates of deposit or other deposit accounts as to which Borrower is an account holder (with the exception of any funds held in any of Borrower's accounts in trust for third parties, or funds held in IRA, pension, and other tax-deferred deposits).

GOVERNING LAW. BORROWER AGREES THAT THIS NOTE AND THE LOAN EVIDENCED HEREBY SHALL BE GOVERNED UNDER THE LAWS OF THE STATE OF LOUISIANA. SPECIFICALLY, THIS BUSINESS OR COMMERCIAL NOTE IS SUBJECT TO LA. R.S. 9:3509 ET SEQ.

COLLATERAL. This Note is secured by the Collateral Documents described in the Credit Agreement.

WAIVERS. Borrower waives presentment for payment, protest, notice of protest and notice of nonpayment, diligence in taking any action to collect amounts called for hereunder and in the handling of property at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

USURY CONSIDERATIONS. It is the intention of Borrower to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (excluding applicable Louisiana law), then, in that event notwithstanding anything to the contrary in any agreement entered into as security for this Note, it is agreed as follows: (i) the aggregate of all interest that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on this Note by the holder hereof (or if the Note shall have been paid in full, refunded to Borrower); and (ii) in the event that maturity of this Note is accelerated by reason of default hereunder or otherwise, or in the event of any permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to Borrower). To the extent that Louisiana law would be deemed the applicable law (as is the intent of Borrower hereunder), the provisions of the Section 2.8 in the Credit Agreement entitled DEFAULT RATE shall control.

SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

     (a)  BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (1) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDINGS RELATING TO THIS NOTE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF LOUISIANA, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF LOUISIANA, AND APPELLATE COURTS FROM ANY THEREOF;

          (2) CONSENTS THAT ANY SUCH ACTION OR PROCEEDINGS MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (3) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDINGS MAY BE EFFECTED BY MAILING A COPY BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH ABOVE OR AT SUCH OTHER ADDRESS AT WHICH AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND,

          (4) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

          (b) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

                                           BORROWER:

                                           EVERGREEN RESOURCES, INC.

                                           By: /s/ Mark S. Sexton
                                              --------------------------
                                              Name: Mark S. Sexton
                                              Title: President and CEO

Borrower:   Evergreen Resources, Inc        Bank:   Chase Bank of Texas, N.A.
            1401 Seventeenth Street                 P. 0. Box 660197
            Suite 1200                              Dallas, Texas 75266-0197
            Denver, Colorado 80202

                               LINE OF CREDIT NOTE

Principal Amount:                  Maturity Date:                 Date of Note
$12,500,000.00                     July 1, 2001                 July 31, 1998

PROMISE TO PAY. EVERGREEN RESOURCES, INC., a Colorado corporation ("Borrower"), promises to pay to the order of CHASE BANK OF TEXAS, N.A. ("Bank"), at the main office in New Orleans (313 Carondelet Street) of Hibernia National Bank (the "Agent"), in lawful money of the United States of America, the sum of twelve million five hundred thousand and 00/100 dollars (U.S. $12,500,000.00) or such other or lesser amount as from time to time equals the aggregate unpaid principal balance of loan advances made to Borrower by Bank on a revolving line of credit basis as provided below, together with simple interest assessed on the variable rate(s) basis provided below, with interest being assessed on the unpaid principal balance of this Note as outstanding from time to time, computed as set forth in the Credit Agreement (as defined below).

CREDIT AGREEMENT. This note is a Note referred to in that certain Amended and Restated Credit Agreement dated as of July 1, 1998, among Borrower, Agent and the banks from time to time party thereto (as amended, renewed or restated from time to time, the "Credit Agreement"). Unless otherwise defined herein, each capitalized term used herein shall have the same meaning set forth in the Credit Agreement. Reference is made to the Credit Agreement for provisions for the acceleration of the maturity hereof on the occurrence of certain events specified therein, for mandatory prepayments required of the Borrower in certain circumstances, and for all other pertinent provisions.

LINE OF CREDIT. This Note evidences revolving line of credit advances that may be made from time to time to Borrower under the Credit Agreement (including loan advances arising from draws on standby letters of credit issued thereunder at the request of the Borrower). The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Agent's or Bank's internal records, including daily computer print-outs. Advances shall only be made in accordance with the terms and conditions of the Credit Agreement. The credit advice resulting from the deposit of the proceeds of any disbursement hereunder in the Borrower's account with the Agent or the Agent's copy of any cashier's check representing all or any part of the proceeds of the disbursements, shall be deemed prima facie evidence of the Borrower's indebtedness to the Bank on the Loan.

PAYMENTS. Borrower will pay interest on Prime Rate Advances at the Prime Rate monthly in arrears on the last day of each successive calendar month. Borrower will pay interest on LIBO Rate Advances at the applicable LIBO Rate in arrears on the last day of each LIBO Rate Interest Period applicable to each LIBO Rate Advance. Borrower will pay the balance of all outstanding principal on this Note, together with all accrued but unpaid interest, on July 1, 2001. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Borrower will pay Bank at Agent's address shown above or at such other place as Bank may designate in writing. All payments and prepayments made by the Borrower hereunder shall be made to the Agent, in immediately available funds, before 11:00 a.m. (Central
Time) on the day that such payment is required, or otherwise is, to be made. Any payment received and accepted by the Agent after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the next following Business Day. Whenever any payment to be made hereunder falls on a day other than a Business Day, then unless otherwise provided in the Credit Agreement such payment shall be made on the next succeeding Business Day, and such extension of time shall in each case be included in the calculation of interest.

VARIABLE INTEREST RATE(S). This Note bears interest on and after the date hereof to and including the Maturity Date at the variable rate(s) per annum equal to the Prime Rate or LIBO Rate, as selected by Borrower in accordance with the Credit Agreement. The interest rate on this Note is subject to change from time to time based on changes in the Prime Rate and the LIBO Rate. If the index rate used in determining the Prime Rate becomes unavailable during the term of this Note, Agent may designate a substitute index after notice to Borrower. Agent will tell Borrower the Prime Rate upon Borrower's request. Borrower understands that Bank may make loans based on other rates as well. The interest rate change will not occur more often than each day. The unpaid principal balance of this Note shall bear interest from and after an Event of Default or the Maturity Date until paid at the Default Rate from time to time in effect.

PREPAYMENT. Borrower may prepay this Note in full by paying the then unpaid principal balance of this Note, plus accrued simple interest through date of prepayment, subject to restrictions regarding permitted timing (with respect to LIBO Rate Advances) and advance notice set forth in the Credit Agreement. Borrower may be required to prepay this Note from time to time in accordance with the Credit Agreement.

EVENT OF DEFAULT. If any Event of Default occurs, Agent and Bank shall have all of the rights and remedies (including acceleration of the Maturity Date of this Note) available to them pursuant to the Credit Agreement or applicable law.

ATTORNEY'S FEES. If Bank refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay the Agent's and the Bank's reasonable attorneys' fees.

DEPOSIT ACCOUNTS. As collateral for repayment of this Note and all renewals and extensions, as well as to secure any and all other Indebtedness that Borrower may now and in the future owe to Agent or any Bank in connection with the Credit Agreement, Borrower hereby grants Agent for itself and the ratable benefit of the Banks a continuing security interest in any and all funds that Borrower may now and in the future have on deposit with Agent or in certificates of deposit or other deposit accounts as to which Borrower is an account holder (with the exception of any funds held in any of Borrower's accounts in trust for third parties, or funds held in IRA, pension, and other tax-deferred deposits).

GOVERNING LAW. BORROWER AGREES THAT THIS NOTE AND THE LOAN EVIDENCED HEREBY SHALL BE GOVERNED UNDER THE LAWS OF THE STATE OF LOUISIANA. SPECIFICALLY, THIS BUSINESS OR COMMERCIAL NOTE IS SUBJECT TO LA. R.S. 9:3509 ET SEQ.

COLLATERAL. This Note is secured by the Collateral Documents described in the Credit Agreement.

WAIVERS. Borrower waives presentment for payment, protest, notice of protest and notice of nonpayment, diligence in taking any action to collect amounts called for hereunder and in the handling of property at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

USURY CONSIDERATIONS. It is the intention of Borrower to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (excluding applicable Louisiana law), then, in that event notwithstanding anything to the contrary in any agreement entered into as security for this Note, it is agreed as follows: (i) the aggregate of all interest that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on this Note by the holder hereof (or if the Note shall have been paid in full, refunded to Borrower); and (ii) in the event that maturity of this Note is accelerated by reason of default hereunder or otherwise, or in the event of any permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to Borrower). To the extent that Louisiana law would be deemed the applicable law (as is the intent of Borrower hereunder), the provisions of the Section 2.8 in the Credit Agreement entitled DEFAULT RATE shall control.

SUBMISSION TO JURISDICTION: WAIVER OF JURY TRIAL.

     (a)  BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (1) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDINGS RELATING TO THIS NOTE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF LOUISIANA, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF LOUISIANA, AND APPELLATE COURTS FROM ANY THEREOF;

          (2) CONSENTS THAT ANY SUCH, ACTION OR PROCEEDINGS MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (3) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDINGS MAY BE EFFECTED BY MAILING A COPY BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH ABOVE OR AT SUCH OTHER ADDRESS AT WHICH AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND,

          (4) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

          (b) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

                                           BORROWER:

                                           EVERGREEN RESOURCES, INC.

                                           By: /s/ Mark S. Sexton
                                              --------------------------
                                              Name: Mark S. Sexton
                                              Title: President and CEO